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                                                                   EXHIBIT 10.21


                      COLLABORATION AND LICENSE AGREEMENT


         THIS AGREEMENT, effective as of April 24, 1996 ("Effective Date"), is made by and between:

         PACKARD INSTRUMENT COMPANY, INC., a State of Delaware corporation, having its principal office at 800 Research Parkway, Meriden, Connecticut 06450 (hereinafter referred to as "PACKARD").

                                      and

         AURORA BIOSCIENCES CORPORATION, a State of Delaware corporation, with its principal office at 11149 Torrey Pines Road, La Jolla, California 92037 (hereinafter referred to as "AURORA").

                                    RECITALS

         WHEREAS, AURORA possesses bioreagents, chemical probes, instrumentation and imaging technology for miniaturization and high-throughput analysis of cell-based and biochemical assays.

         WHEREAS, PACKARD possesses instrumentation, reagents and assay technology for the high-throughput sample preparation and analysis of biological assays.

         WHEREAS, PACKARD and AURORA desire to collaborate to develop and commercialize high-throughput systems using miniaturized automated screens.

         In consideration for the payments and mutual undertakings detailed herein, PACKARD and AURORA agree as follows:

I.       DEFINITIONS

         In this Agreement, the following terms shall have the following meanings:

         1.1 "AFFILIATE" shall mean any entity which controls, is controlled or is under common control with AURORA or PACKARD. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

         1.2  "ASSAY" shall mean any ***



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         1.3   "AURORA REAGENTS" shall mean ***  ***  *** .  For purposes of the foregoing, "controlled by" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with any third party.

         1.4 "AURORA TECHNOLOGY" shall mean ***. For purposes of the foregoing, "controlled by" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with any third party.

         1.5   "AURORA UC REAGENTS" shall mean ***

         1.6   ***

         1.7 "CONFIDENTIAL INFORMATION" shall mean (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty
(30) days by the disclosing party.

         1.8   "DETECTOR" shall mean a ***

         1.9   "HTS" shall mean the ***

         1.10 "IMAGER" shall mean a high resolution fluorescence imager and associated software.


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         1.11  "JOINT TECHNOLOGY" shall have the meaning set forth in Article
8.1.2.

         1.12 "LIQUID-HANDLING HEAD" shall mean a device containing arrays of two (2) or more PIEZO-DEVICES.

         1.13  "NANO-PLATE" shall mean ***

         1.14 "NET SALES" shall mean the *** . A "sale" shall also include a transfer or other disposition for consideration other than cash, in which case such consideration shall be valued at the fair market value thereof.

         1.15 "PACKARD TECHNOLOGY" shall mean *** . For purposes of the foregoing, "controlled by" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with any third party.

         1.16  "PIEZO-DEVICE" shall mean ***

         1.17 "PRODUCT(S)" shall mean the LIQUID-HANDLING HEADS, DETECTORS, and NANO-PLATES which are jointly developed by AURORA and PACKARD under this Agreement.

         1.18 "UC LICENSE" shall mean a license agreement entered by AURORA and the Regents of the University of California ("UC") which shall be attached hereto as Addendum 2, based on that certain Letter Agreement dated March 4, 1996 between AURORA and UC, a copy of which is attached as Addendum 1.

II.      COLLABORATION PROGRAM

         2.1 OBJECTIVE. PACKARD and AURORA hereby commit to undertake and pursue a collaboration program with the primary objective to develop and commercialize


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high-throughput screening systems using PRODUCTS and ASSAYS for the purpose of drug or agrochemical discovery in the pharmaceutical, biotechnology and agrochemical market sectors (the "Collaboration Program"). It is understood that the initial goal of the Collaboration Program shall be the development of PRODUCTS, but the parties anticipate that the Collaboration Program will be expanded to include the development of improved versions of the initial PRODUCTS.

         2.2 STANDARD. AURORA and PACKARD each will use commercially reasonable efforts to achieve the objectives of the Collaboration Program as specified in this Agreement.

         2.3   MANAGEMENT.

               2.3.1   A research and development steering committee (the
"R&D Steering Committee") and a marketing steering committee (the "Marketing Steering Committee") will be established after the Effective Date. Each Committee shall consist of two (2) members from each of AURORA and PACKARD, and each of the parties may replace their respective Committee members at any time, upon written notice to the other party. With respect to each Committee, AURORA and PACKARD shall have one vote on the respective Committee and decisions of each Committee shall be made by unanimous vote; provided, however, that any matter that a Committee is unable to resolve shall be referred to the president of each of AURORA and PACKARD, who shall meet within thirty (30) days to resolve such matter.

               2.3.2 The R&D Steering Committee shall annually prepare a written description and plan of the research and development activities to be conducted pursuant to the Collaboration Program, oversee the implementation of the research and development to be undertaken, monitor and review the progress thereof, and redirect the activities of the Collaboration Program as may be required during the term of this Agreement. The Marketing Steering Committee shall be responsible for providing guidance, support and coordination of the PRODUCT commercialization activities of the parties and the activities of PACKARD with regard to AURORA UC REAGENTS.

                2.3.3 During the term of this Agreement, each Committee shall meet at least quarterly, or as otherwise agreed. Such meetings shall alternate between the parties' principal places of business, or may be held at such other locations as the parties agree. Each party shall pay its own expenses associated with such meetings.

                2.3.4 AURORA and PACKARD will each designate a liaison officer, each of whom shall be a member of the R&D Steering Committee to lead an alliance management team to ensure effective communication and collaboration. The alliance management team will submit a quarterly written report to the Board of Directors of each company.

                2.3.5 During the term of this Agreement, the president of each of AURORA and PACKARD will meet annually at a mutually agreed location. The R&D Steering

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Committee and Marketing Steering Committee shall each make a presentation at such meeting describing their activities in the past year and proposed activities in the next year.

         2.4 RECORDS. Each party shall maintain records of the Collaboration Program (or cause such records to be maintained) in sufficient detail so as to properly reflect all work done and results achieved in the performance of the Collaboration Program.

         2.5   INVENTIONS AND DISCOVERIES.  During the term of this
Agreement and for a period of one (1) year thereafter, each party shall promptly notify the other party in writing of any invention or discovery, whether or not patentable, conceived, reduced to practice, or otherwise developed in connection with the Collaboration Program. In addition, each party shall promptly provide the R&D Steering Committee with a detailed written description of any such invention or discovery.

III.     OBLIGATIONS

         3.1    OBLIGATIONS OF AURORA.

                3.1.1 AURORA shall use commercially reasonable efforts to achieve the objectives of the Collaboration Program and, shall cooperate with and assist PACKARD in the performance of its obligations hereunder. Without limiting the generality of the foregoing, AURORA shall seek to achieve the following milestones:

                        (a)   ***.

                        (b)   within *** after the Effective Date, *** or more.

                        (c)   ***

                3.1.2 UC REAGENT SUPPLY. AURORA will supply PACKARD with initial aliquots of the AURORA UC REAGENTS listed on Addendum 4 hereto, and such other AURORA UC REAGENTS as the parties may agree in writing, in sufficient amounts to facilitate the manufacture and commercialization of such AURORA UC REAGENTS by PACKARD under this Agreement.

         3.2    OBLIGATIONS OF PACKARD.


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                3.2.1   PACKARD shall use commercially reasonable efforts to
achieve the objective of the Collaboration Program and, to that end, shall cooperate with and assist AURORA in the performance of AURORA's obligations hereunder. Without limiting the generality of the foregoing, PACKARD shall seek to achieve the following milestones:

                        (a) ***, as specified in and subject to the conditions of this Agreement.

                        (b) within***after the Effective Date,

                        (c) ***

                                (i) ***

                                (ii) ***

                                (iii) ***

                                (iv) ***

In addition, PACKARD shall ***within***

As used herein, a "functional prototype" shall mean a prototype instrument which (i) is fully operational and (ii) meets sufficient performance specifications to permit effective beta-testing by AURORA or a third party.

As soon as practicable, but in any case within ninety (90) days following the delivery of a functional prototype for a particular PRODUCT, AURORA shall notify PACKARD (a) that the


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functional prototype conforms in all respects to the applicable PRODUCT performance specifications set forth in Addendum 3, in which case such prototype design shall be deemed an "accepted functional prototype", or (b) that the functional prototype fails to perform in accordance with the applicable performance specifications, identifying specific deficiencies. In the event that AURORA provides PACKARD notice pursuant to (a) above, the date of dispatch of such notice shall be the Acceptance Date for such accepted functional prototype PRODUCT. PACKARD shall use its best efforts to correct any deficiencies identified by AURORA pursuant to (b) above and provide AURORA a corrected functional prototype within such period , but in the event that despite such efforts PACKARD is unable to provide AURORA with an accepted functional prototype within such ninety (90) day period, then the parties shall negotiate appropriate and reasonable changes to the Development Program Schedule, pursuant to Section 3.4.

All prototypes delivered by PACKARD pursuant to this Article 3.2.1(c) shall be deemed for all purposes to have been consigned by PACKARD to AURORA and title and ownership thereto shall remain with PACKARD. At PACKARD's election, AURORA shall execute and deliver to PACKARD such financing statements or other notices or other documentation required to reflect PACKARD's interest and to reflect and secure PACKARD's interest.

                3.2.2 PACKARD shall provide AURORA, at AURORA's request, with a reasonable quantity (of at least six (6) and such greater quantity as may be mutually agreed) of additional accepted functional prototypes of LIQUID-HANDLING HEADS and DETECTORS for development, evaluation, and use by AURORA or its customers, at ***.

                3.2.3 Upon delivery of a subsequent generation of functional prototype for a particular PRODUCT or PACKARD's notice of availability of a production model of a particular PRODUCT, the previous generation functional prototype of such PRODUCT provided under Article 3.2.1 shall within ninety (90) days, at AURORA's election, be returned to PACKARD or purchased by AURORA at PACKARD's fully burdened manufacturing cost.

         3.3 JOINT OBLIGATIONS. AURORA and PACKARD will use commercially reasonable efforts to have designed and arranged for evaluation, production and delivery of experimental NANO-PLATES to AURORA *** after the Effective Date and to arrange for commencement of manufacture of NANO-PLATES *** after the Effective Date. PACKARD and AURORA contemplate that the development and production of NANO-PLATES will be outsourced to a suitable manufacturer acceptable to both AURORA and PACKARD. PACKARD shall be responsible for any costs associated with such development and manufacture. It is understood and agreed that AURORA and PACKARD will each own an undivided one-half interest in all intellectual property relating to the NANO-PLATES.

         3.4 MODIFICATIONS TO DEVELOPMENT SCHEDULE. The parties recognize that circumstances may require adjustment to or modification of the development schedules set forth



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above.  Any such adjustment or modification shall be subject to mutual agreement by AURORA and PACKARD.

         3.5 SPECIFICATIONS. The parties shall use commercially reasonable efforts to ensure that the PRODUCTS will meet AURORA's requirements as defined in Addendum 3 hereto.

         3.6 STAFF. The projects may involve AURORA staff being temporarily assigned to work at PACKARD facilities and/or PACKARD staff being temporarily assigned to work at AURORA facilities. Each party will bear the costs of its own staff and any liabilities incurred thereby.


IV.      FINANCING

         4.1 GENERAL. Except as expressly provided herein, AURORA and PACKARD each agrees to bear all costs and expenses incurred in complying with its obligations under this Agreement.

         4.2 PACKARD CONTRIBUTION. On the Effective Date, PACKARD will purchase One Million Dollars ($1,000,000) worth of AURORA preferred stock at a thirty five percent (35%) premium over the price per share paid by investors in AURORA'S first round financing, per the Preferred Stock Purchase
Agreement attached as Addendum 5.

         4.3 AURORA CONTRIBUTIONS. AURORA shall pay to PACKARD the following amounts during the Collaboration Program:

                4.3.1   *** shall be paid *** and *** shall be paid ***.

                4.3.2   *** shall be paid *** and *** shall be paid ***.

                4.3.3   *** shall be paid *** and *** shall be paid ***


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                4.3.4   If the scope of the Collaboration Program shall be
modified by mutual agreement, for example, to encompass the development of a technically distinct imaging system for NANO-PLATES, then the parties shall negotiate on a case-by-case basis such further contributions by AURORA as may be mutually agreed. Any agreement by AURORA to make additional contributions may include such other terms as shall be mutually agreed, such as, for example, the payment of additional negotiated royalties.

V.       LICENSES

         5.1 UC LICENSE. AURORA agrees to use its best efforts to negotiate and execute on or before June 30, 1996 an exclusive license agreement with UC as contemplated by the Letter Agreement attached as Addendum 1. Within seven
(7) days after execution thereof, AURORA shall deliver to PACKARD a true copy of such UC LICENSE and the parties shall also cause a true copy thereof to be attached to this Agreement as Addendum 2.

         5.2    UC REAGENTS.

                5.21 SUBLICENSE. Subject to the terms and conditions of this Agreement and the execution of the UC License, effective upon execution of the UC LICENSE, AURORA ***

                5.2.2 RUNNING ROYALTIES. In consideration of the foregoing sublicense, PACKARD hereby agrees to pay to AURORA royalties on the sale of AURORA UC REAGENTS to non-profit organizations pursuant to this sublicense equal to *** *** of such AURORA UC REAGENTS. It is understood and agreed that AURORA shall be solely responsible for all royalties and other payments due or payable to the UC under the UC LICENSE, and AURORA hereby agrees to indemnify, defend, and hold PACKARD harmless from and against any claim or liability arising from any failure of AURORA to fulfill its obligations to the UC, except if caused by any action or inaction by PACKARD.

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                5.2.3   MINIMUM ANNUAL ROYALTIES.  PACKARD shall exercise
reasonable diligence to market AURORA UC REAGENTS hereunder and, for so long as the sublicense remains exclusive, agrees to pay to AURORA *** royalties according to the following schedule:


               ***


Such amounts shall be paid on the applicable anniversary of the UC License Effective Date, and shall be fully creditable against running royalties due in the year such minimum annual royalty payment is made.

                5.2.4   ***

          5.3 ADDITIONAL RIGHTS. PACKARD will have the right of first negotiation with respect to:

                5.3.1 the right to make, have made and/or sell AURORA UC REAGENTS to for-profit organizations; and

                5.3.2 the right to make, have made and/or sell AURORA REAGENTS other than AURORA UC REAGENTS, including, but not limited to, promiscuous G-proteins which AURORA may own or otherwise control, in the event that AURORA wishes such AURORA REAGENTS to be sold and does not wish to conduct such activities itself.

                5.3.3 If PACKARD wishes to exercise its right of first negotiation with respect to a particular AURORA REAGENT, including any AURORA UC REAGENT, it shall notify AURORA, and in such event AURORA and PACKARD shall negotiate exclusively in good faith for a period of ninety (90) days with respect to an agreement with respect thereto. If AURORA and PACKARD fail to enter into a written letter of intent for such an agreement or agreement within such period, or such longer period as the parties may agree, then AURORA shall be free to enter into negotiations and definitive agreements with a third party regarding such a license to such AURORA REAGENTS, and PACKARD shall have no further rights with respect thereto.

         5.4    CROSS LICENSES.





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                5.4.1   AURORA hereby grants ***

                        ***

                        ***

                 5.4.2   PACKARD hereby grants ***

VI.      PRODUCT COMMERCIALIZATION AND EXCLUSIVITY

         6.1 MANUFACTURING RIGHTS. During the term of this Agreement, PACKARD shall *** During the term of this Agreement, the parties agree that production quality NANO-PLATES shall be produced by a mutually agreed independent third party manufacturer.

         6.2 SUPPLY AGREEMENT. During the term of this Agreement, PACKARD agrees to sell to AURORA such PRODUCTS as AURORA may wish to purchase. At least three (3) months prior to the launch of any PRODUCT, AURORA and PACKARD shall negotiate in good faith and enter into a Supply Agreement which shall contain reasonable terms for the purchase by AURORA of PRODUCTS from PACKARD including warranties, indemnities and the like.

         6.3     PRODUCT COMMERCIALIZATION.

                 6.3.1 Unless otherwise agreed by the parties, all production PRODUCTS purchased by AURORA from PACKARD shall be sold by PACKARD
***

                 6.3.2 PACKARD will have responsibility for distribution, installation, and service support for all production PRODUCTS in line with PACKARD's customary practice in territories where PACKARD has a subsidiary as of the Effective Date, or as otherwise mutually agreed. The parties agree that PACKARD shall have responsibility for such activities in Korea.


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         6.4    LIQUID-HANDLING HEADS.

                6.4.1 For a period of *** from and after the Acceptance Date of an accepted functional prototype LIQUID-HANDLING HEAD containing arrays of
ninety-six (96) or more PIEZO-DEVICES, AURORA shall have the ***   After the
foregoing *** , PACKARD and AURORA ***

                6.4.2   If within ***

                6.4.3 Except as provided in Articles 6.4.1 and 6.4.2, PACKARD shall ***

                6.4.4 For purposes of this Article 6.4, "accepted functional prototype" shall have the meaning set forth in the last paragraph of
Article 3.2.1.

         6.5    DETECTOR.

                6.5.1   For a period of ***


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***.  For purposes of this Article 6.5, "accepted functional prototype" shall have the meaning set forth in the last paragraph of Article 3.2.1.

                6.5.2 Except as provided in Article 6.5.1, PACKARD shall have the exclusive worldwide rights to make, have made and sell (including the right to sublicense others) DETECTORS for all assays, applications, sample densities and markets.

         6.6    NANO-PLATES.

                6.6.1 For a period of ***. After the foregoing ***. During the initial term of this Agreement, neither party may grant any third party a license with respect to any intellectual property relating to the NANO-PLATES or have the NANO-PLATES made by a third party, without the prior written consent of the other party hereto.

                6.6.2 PACKARD shall pay royalties to AURORA of *** of NANO-PLATES to third parties.

                6.6.3 AURORA and PACKARD will equally share ownership and the right to use the "NANO-PLATE" trademark and any variant thereof. Each party shall notify the other and provide the other samples of any intended use of such trademarks, and agrees to make any changes reasonably requested by the other party in order to protect the value of such trademarks. Neither party shall grant any third party any right to use any such trademarks without the prior written consent of the other party, and neither shall attempt to solely register any trademarks, service marks, logos or tradenames confusingly similar to the "NANO-PLATE" or any variant thereof.

         6.7    AURORA RIGHTS.

                6.7.1 If a DETECTOR which does not use any AURORA TECHNOLOGY, including, without limitation, any AURORA patent rights, is developed based upon JOINT TECHNOLOGY, and if AURORA shall contribute financially, as mutually agreed, in excess of its initial financial contribution set forth in Article 4.3, PACKARD shall pay to AURORA royalties on the Net Sales of such DETECTORS in an amount to be negotiated in


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good faith and agreed to by the parties at the time of such further contribution, *** and ***.

                6.7.2 If the parties shall co-develop IMAGERS or DETECTORS that substantially use any AURORA TECHNOLOGY, which the parties agree may require a further financial contribution from AURORA in excess of its initial contribution set forth in Article 4.3, PACKARD shall pay to AURORA royalties on the Net Sales of such IMAGERS or DETECTORS in an amount to be negotiated in good faith and agreed to by the parties *** and ***.

                6.7.3 If PACKARD decides within six (6) months of delivery of a DETECTOR which meets agreed performance specifications not to commercialize such DETECTOR, AURORA shall have a right, exercisable for a period of three (3) months, to obtain from PACKARD an exclusive license, with the right to grant and authorize sublicenses, to make, have made and sell such DETECTOR. Such license shall provide for payment of royalties to PACKARD on net sales of such DETECTORS by AURORA, its AFFILIATES and sublicensees in an amount to be mutually agreed upon equal to the sum of ***. In the event of exercise of such right, PACKARD will provide, at AURORA's cost, all specifications, plans, protocols, technical drawings, component lists, etc. required for the manufacture, quality control and service support of the DETECTOR.

                6.7.4 AURORA will have the right of first negotiation with respect to the co-development or commercialization of any PRODUCT which PACKARD does not wish to commercialize for HTS or AUTOMATED CHEMISTRY which utilizes any PACKARD TECHNOLOGY, provided AURORA shall have made a contribution to development costs of those new technologies as mutually agreed. If AURORA wishes to exercise its right of first negotiation, it shall notify PACKARD, and in such event PACKARD and AURORA shall negotiate exclusively in good faith for a period of ninety (90) days with respect to an agreement with respect thereto. If PACKARD and AURORA fail to enter into a written letter of intent for such an agreement or agreement within such period, or such longer period as the parties may agree, then PACKARD shall be free to enter into negotiations and definitive agreements with a third party regarding a co-development or commercialization of such technology and AURORA shall have no further rights with respect thereto.

                6.7.5 If AURORA desires to purchase PACKARD's proprietary reagents for its ***. AURORA's access to such PACKARD reagents will not be subject to a licensing fee or royalty. On a case-by-case basis, AURORA will have first right of negotiation for exclusive rights for the use, market and sell PACKARD'S HTRF homogenous time resolved fluorescence technology, associated reagents, and instrumentation and/or luminescent technology and associated reagents for HTS in NANO PLATES for a period of *** from the

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
Effective Date, but AURORA may not sublicense such intellectual property without prior written consent from PACKARD.

         6.8 RESIDUAL RIGHTS. Except as hereinabove expressly granted to AURORA, PACKARD shall have the exclusive rights with respect to the PRODUCTS.

VII.     ROYALTY REPORTS AND PAYMENTS

         7.1 After the first commercial sale of a PRODUCT or AURORA'S UC REAGENTS on which royalties are required hereunder, PACKARD shall make quarterly written reports to AURORA within thirty (30) days after the end of each calendar quarter, stating in each such report the aggregate Net Sales of the PRODUCTS and AURORA UC REAGENTS sold during the calendar quarter upon which a royalty is payable hereunder, and an annual report on or before February 28 of each year stating the number, description and aggregate Net Sales of PRODUCTS and AURORA UC REAGENTS sold during the preceding calendar year.
AURORA shall treat all such reports as confidential information of PACKARD. Concurrently with the making of such reports, PACKARD shall pay to AURORA the applicable royalties specified in this Agreement.

         7.2 Royalties due hereunder shall be paid in U.S. dollars. All checks and bank drafts shall be drawn on United States banks and shall be payable to AURORA at the address listed herein.

         7.3 If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

         7.4 PACKARD shall keep complete, true, and accurate books of account and records, including number and description of PRODUCTS and AURORA UC REAGENTS sold, for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of PACKARD for at least three (3) years following the end of the calendar quarter to which such books and records pertain. Such books and records shall be open for inspection at the principal place of business of PACKARD during such three (3) year period by a representative selected by AURORA for the purpose of verifying the royalty statements. Such inspections shall be made at reasonable times as mutually agreed. The representative will be obliged to execute a reasonable confidentiality agreement on terms consistent with the terms of this Agreement prior to commencing any such inspection. Inspections conducted under this Article shall be at the expense of AURORA, unless a variation or error producing *** of the amount stated as having been due by PACKARD for any period covered by the inspection is established in the course of any such inspection, or through arbitration under Article 12.1, whereupon all costs relating to the inspection for such period and any unpaid amounts that are so established shall be paid by PACKARD.



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
VIII.    INTELLECTUAL PROPERTY RIGHTS

         8.1    OWNERSHIP.

                8.1.1 Except as otherwise expressly provided in this Agreement, AURORA shall retain all right, title and interest in and to any intellectual property invented, developed or acquired solely by AURORA employees during the term of this Agreement, and PACKARD shall retain all right, title and interest in and to any intellectual property invented, developed or acquired solely by PACKARD employees during the term of this Agreement.

                 8.1.2 Except as provided in Article 8.1.3, all right, title and interest in and to intellectual property, whether or not patentable, that is invented or developed by at least one employee or agent of AURORA and at least one employee or agent of PACKARD in connection with the Collaboration Program shall be owned jointly by PACKARD and AURORA ("JOINT TECHNOLOGY"). Inventorship of inventions and other intellectual property conceived and reduced to practice in connection with the Collaboration Program, and the rights of ownership with respect to such inventions and other intellectual property, whether such JOINT TECHNOLOGY is patentable or not, shall be determined in accordance with United States patent law.

                8.1.3 All right, title and interest to the JOINT TECHNOLOGY having specific and direct application only to the PACKARD TECHNOLOGY and any new techniques and methods used to apply the PACKARD TECHNOLOGY and having specific and direct application only to the PACKARD TECHNOLOGY, whether made solely by PACKARD or by AURORA, or jointly by any employees or agents of any of PACKARD and AURORA, and resulting from the collaboration hereunder shall be owned exclusively by PACKARD, and all rights, title and interests to any JOINT TECHNOLOGY having specific and direct application only to the AURORA TECHNOLOGY and any new techniques and methods used to apply the AURORA TECHNOLOGY and having specific and direct application only to the AURORA TECHNOLOGY, whether made solely by AURORA or by PACKARD, or jointly by any employees or agents of any of AURORA and PACKARD, and resulting from the collaboration hereunder shall be owned exclusively by AURORA. Each party shall, upon the request of the other, execute and deliver to the requesting party an assignment and release, or other appropriate document, with respect to all such rights owned by the requesting party.

         8.2    PATENT PROSECUTION.

                8.2.1 AURORA will be responsible for the preparation, prosecution and maintenance of the AURORA TECHNOLOGY and conducting oppositions, re-examination and interferences with respect thereto, using patent counsel of its choice and according to AURORA's reasonable business and scientific judgment. AURORA will pay all costs of conducting such activities with respect to the AURORA TECHNOLOGY.

                8.2.2 PACKARD will be responsible for the preparation, prosecution and maintenance of the PACKARD TECHNOLOGY and conducting oppositions, re-examination and interferences with respect thereto, using patent counsel of its choice and according to PACKARD's reasonable business and scientific judgment. PACKARD will pay all costs of conducting such activities with respect to the PACKARD TECHNOLOGY.

                8.2.3 Each party will cooperate with the other as reasonably requested in obtaining patent protection for JOINT TECHNOLOGY and shall agree on which party shall have principal authority for conducting such activities with respect to such patent application. Each party shall keep the other informed as to material developments in this regard. AURORA and PACKARD shall equally share the expenses related to obtaining and maintaining patents with regard to any inventions within the JOINT TECHNOLOGY in the names of AURORA and PACKARD; provided, with ninety (90) days notice either party may decline to fund such activities with regard to any patent application or patent within the JOINT TECHNOLOGY, in which event the other party shall have ninety (90) days to decide to pursue such patent application or patent at its expense.

         8.3    PATENT ENFORCEMENT.

                8.3.1 AURORA and PACKARD will immediately inform each other of any actual or suspected infringement of the AURORA TECHNOLOGY, PACKARD TECHNOLOGY or JOINT TECHNOLOGY by third parties which such party hereto would reasonably believe would effect the commercial success of a PRODUCT or an AURORA REAGENT.

                8.3.2 Unless otherwise agreed between the parties, each shall have the right, but not the obligation, to bring proceedings against any infringer of the technology solely owned by it, at its risk and expense, and shall be entitled to retain any award or damages obtained in any such suit or proceeding. At the request and expense of either party, the other party shall give the requesting party all reasonable assistance required to institute and carry on any such suit or proceeding.

                8.3.3 The parties shall confer to determine how to abate any infringement with respect to JOINT TECHNOLOGY, and how any recovery from such an action shall be allocated between the parties.

         8.4 COOPERATION. The parties shall cooperate with each other and keep each other informed of all material developments regarding activities relating to preparation, filing, prosecution and maintenance of patents and patent applications in the JOINT TECHNOLOGY and in AURORA TECHNOLOGY and PACKARD TECHNOLOGY, to the extent such technology was conceived, reduced to practice, or otherwise developed after the Effective Date and which relates to the Collaboration Program.

         8.5    INFRINGEMENT CLAIMS.

                8.5.1 If the manufacture, sale or use of a UC REAGENT results in any claim, suit or proceeding brought by a third party alleging patent infringement against a party hereto, such party shall promptly notify the other party. AURORA shall have the initial right, but not the obligation, to defend and control the defense of any such claim, suit or proceeding, using counsel of its own choice, and at its expense. If any such claim, suit or proceeding is made or brought against PACKARD, AURORA shall promptly confirm to PACKARD in writing that it is undertaking the defense thereof hereunder. If AURORA shall not elect to defend any claim, suit or proceeding, or fails to so confirm to PACKARD, PACKARD may elect to defend and control the defense of such claim, suit or proceeding at its expense and with counsel of its choice, but shall have no obligation to provide a defense for AURORA. Each party shall cooperate with the other in any matter arising hereunder and shall keep the other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

                8.5.2 If the manufacture, sale or use of a PRODUCT results in any claim, suit or proceeding alleging patent infringement against a party hereto, such party shall promptly notify the other party. PACKARD shall defend and control the defense of any such claim, suit or proceeding, using counsel of its own choice, and shall keep AURORA reasonably informed of all material developments in connection with any such claim, suit or proceeding.

IX.     INDEMNITY

        9.1 AURORA. AURORA shall indemnify, defend and hold harmless PACKARD and its AFFILIATES, and the directors, officers, employees, agents and counsel of PACKARD and such AFFILIATES, and the successors and assigns of any of the foregoing (the "PACKARD Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a third party against a PACKARD Indemnitee, arising from or occurring as a result of
(a) activities performed by AURORA in the Collaboration Program, except to the extent caused by the negligence or willful misconduct of a PACKARD Indemnitee; or (b) use by PACKARD of AURORA TECHNOLOGY (other than patent rights subject to the UC LICENSE as to which no indemnification is provided); or (c) the use by PACKARD of, or the manufacture or commercialization by PACKARD of, any AURORA REAGENTS (other than AURORA UC REAGENTS as to which no indemnification is provided) or any PRODUCT to the extent it embodies AURORA TECHNOLOGY (other than patent rights subject to the UC LICENSE as to which no indemnification is provided).

        9.2 PACKARD. PACKARD shall indemnify, defend and hold harmless AURORA and its AFFILIATES and the directors, officers, employees, agents and counsel of AURORA and such AFFILIATES and the successors and assigns of any of the foregoing (the "AURORA Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a third party against a AURORA Indemnitee, arising from or occurring as a result of (a) activities performed by PACKARD in the Collaboration Program, except to the extent caused by the negligence or willful misconduct of an AURORA Indemnitee; or (b) use by AURORA of PACKARD

TECHNOLOGY; or (c) the use by AURORA of, or the commercialization by AURORA of, any PRODUCT to the extent it embodies PACKARD TECHNOLOGY.

         9.3 PROCEDURE. If any party intends to claim indemnification under this Article IX, it shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action and the Indemnitor shall have the right to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnity agreement in this Article IX shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article IX. At the Indemnitor's request, the Indemnitee under this
Article IX, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

X.       TERM; TERMINATION

         10.1   TERM.

                10.1.1  The initial term of this Agreement shall be for ten
(10) years from the Effective Date, unless terminated earlier pursuant to
Section 10.2. The parties may renew the Agreement beyond ten (10) years if key objectives are substantially achieved, on terms to be negotiated in good faith.

                10.1.2  If this Agreement is not terminated pursuant to
Section 10.2 or the mutual consent of the parties prior to the end of the initial term, at the end of the initial term, except as otherwise expressly set forth herein, all rights granted under this Agreement shall terminate; provided, the license granted PACKARD under Section 5.2.1 shall convert to a non-exclusive license and shall remain in effect, subject to the royalty and other obligations set forth in this Agreement, until the expiration of the last to expire patent within the UC LICENSE relating to the AURORA UC REAGENTS being sold at the end of the initial term.

         10.2   TERMINATION FOR BREACH.

                10.2.1 Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party shall have first given ninety (90) days prior written notice to the breaching party describing such breach and stating the non-breaching party's intention to terminate this Agreement if such breach remains uncured, and the breaching party thereafter fails to cure same. Upon any such termination of this Agreement, all licenses and sublicenses in force at the time of termination shall terminate concurrently.

         10.2.2 Either party shall have the right to terminate this Agreement pursuant to this Section 10.2 if the other party has failed to meet any milestone applicable to it as specified in Article 3.1.1 or 3.2.1 above and the parties fail to reach a mutually satisfactory resolution after good faith negotiation within ninety (90) days after such failure; provided, in the event that the party which failed to meet the milestone used reasonable good faith efforts to accomplish such milestone, then the Agreement shall not terminate, but, at the election of the non-breaching party may be modified as follows:

                (a) if PACKARD fails to meet any milestone, except if such failure is caused by a failure by AURORA to meet an earlier milestone, AURORA may with notice to PACKARD elect to convert the exclusive license granted in Section 5.2.1 to a non-exclusive license, in which event the non-exclusive license shall have a term of *** from the date that AURORA notified PACKARD of its intent to convert the license to a non-exclusive license; and

                (b) if AURORA fails to meet any milestone, except if such failure is caused by a failure by PACKARD to meet any earlier milestone, PACKARD may, with notice to AURORA elect itself to market, lease or sell PRODUCTS into the HTS and AUTOMATED CHEMISTRY markets during the periods that AURORA would otherwise have exclusive rights to conduct such activities pursuant to Sections 6.4.1 and 6.4.2.

         10.3 SURVIVAL. No termination hereunder shall constitute a waiver of any rights or causes of action that either party may have for any acts or omissions or breach hereunder by the other party prior to the termination date. Articles 2.5, 4.1, 6.6.3, 6.8, 8.1, 8.2, 8.4, 8.5, and VII, IX, X, XI and XII
(all paragraphs) shall survive any termination of this Agreement.

         10.4 RETURN OF MATERIALS. Upon any termination of this Agreement, each party shall promptly return to the other party all CONFIDENTIAL INFORMATION received from the other party (except one copy of which may be retained for archival purposes).

         10.5 FORCE MAJEURE. Except as expressly provided otherwise herein, any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God, earthquake, new regulations or laws of any government; strikes or other concerted acts of workers; fire, floods, explosions; riots; wars; rebellion; and, sabotage, and any time for performances hereunder shall be extended by the time of delay reasonable occasioned by such occurrence.

XI.      CONFIDENTIALITY

         11.1 CONFIDENTIAL INFORMATION. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any CONFIDENTIAL INFORMATION furnished to it by the disclosing party hereto pursuant to this


***CONFIDENTIAL TREATMENT REQUESTED

Agreement, except that to the extent that it can be established by the receiving party by competent proof that such CONFIDENTIAL INFORMATION:

                11.1.1 was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                11.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                11.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                11.1.4 was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

         11.2 PERMITTED USE AND DISCLOSURES. Each party hereto may use or disclose CONFIDENTIAL INFORMATION disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in prosecuting or defending litigation, or complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

         11.3 PUBLICITY. Neither party shall, in connection with its activities under this Agreement, use the name of the other party in any advertising, promotional or sales literature, or other publicity, without prior written consent obtained from the other party, which consent shall not be unreasonably withheld; provided, once consent is obtained with respect to a particular disclosure, further disclosures which do not materially differ may be made without any requirement for the further consent of the other party.

         11.4 CONFIDENTIAL TERMS. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys and other professional advisors.

XII.     GENERAL

         12.1 ARBITRATION. Except as otherwise provided specifically herein, any controversy or claim under this Agreement shall be settled by arbitration by one arbitrator pursuant to the Commercial Arbitration Rules of the Association of the American Arbitration Association (the

"Association"); provided that the parties shall first use their best efforts to resolve such dispute by negotiation. The arbitration shall be conducted in Dallas, Texas, or such other site as may be agreed by the parties. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the Association. The decision reached by the arbitrator shall be conclusive and binding upon the parties hereto and may be filed with the clerk of any court of competent jurisdiction, and a judgment confirming such decision may, if desired by any party to the arbitration, be entered in such court. Each of the parties shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared; provided, however, that if in the opinion of the arbitrator(s) any claim hereunder or any defense or objection thereto was unreasonable, the arbitrator(s) may assess, as part of the award, all or any part of the arbitration expenses (including reasonable attorneys' fees) against the party raising such unreasonable claim, defense or objection. Nothing herein set forth shall prevent the parties from settling any dispute by mutual agreement at any time.

         12.2 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party (not to be unreasonably withheld), and any such attempted assignment shall be void; provided, that either party may assign this Agreement as part of a merger or consolidation in which the surviving entity assumes all of such party's rights and obligations hereunder or a sale of substantially all of the assets of such party to which this Agreement relates.

         12.3 NOTICES. Any legal or other formal notices under this Agreement shall be in writing and shall be hand delivered, or sent either by registered mail, return receipt requested, or other method capable of providing reasonable proof of receipt thereof, to the attention of the party receiving such communication at the address first set forth or at such other address as either party may in the future specify to the other party.

         12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard or giving effect to its principles of conflict of laws.

         12.5 AMENDMENT. No modification, supplement to or waiver of this Agreement or any Addendum hereto or any of their provisions shall be binding upon a party hereto unless made in writing and duty signed by the party to be charged herewith. In no event may the terms of this Agreement be changed, deleted, supplemented or waived by any notice, purchase order, receipt, acceptance, bill of lading or other similar form of document. A failure of either party to exercise any right or remedy hereunder, in whole or in party, or on one or more occasions, shall not be deemed either a waiver of such right or remedy to the extent not exercised, or of any other right or remedy, on such occasion or a waiver of any right or remedy on any succeeding occasion.

         12.6 ENTIRE AGREEMENT. This Agreement, and each Addendum attached hereto, and each supplemental written agreement contemplated hereunder, sets forth the entire understanding and agreement of the parties as to the subject matter thereof, and there are no other understandings, representations or promises, written or verbal, not set forth therein or on which either party has relied. If any provisions of any such Addendum or supplemental written agreement conflict with any provisions set forth in this Agreement, the provisions of this Agreement shall take precedence, unless such Addendum or supplemental written agreement expressly refers to the specific provision(s) of this Agreement that it is intended to replace or modify (and which shall be limited in force and effect to such Addendum or supplemental written agreement only).

         12.7 SEVERABILITY. This Agreement is intended to be severable. If any provision(s) of this Agreement are or become invalid, are ruled illegal by a court of competent jurisdiction or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of the Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction a provision which shall be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.

         12.8 INDEPENDENT CONTRACTORS. The parties hereto are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Neither shall have the right to act on behalf of, or to bind, the other.

         12.9 PATENT MARKING. PACKARD agrees to mark all AURORA UC REAGENTS sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

         12.10 HEADINGS. Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. Unless otherwise specifically provided, all references to an Article incorporate all Articles or subsections thereunder. This Agreement shall not be strictly construed against either party hereto.

         IN WITNESS WHEREOF, the undersigned parties, acting through their duly authorized representatives, have executed this Agreement in multiple counterparts.

                                        PACKARD INSTRUMENT COMPANY, INC.


                                       By:____________________________________

                                       Name: _________________________________

                                       Title: __________________________________

                                       Date: __________________________________


                                       AURORA BIOSCIENCES CORPORATION


                                       By: ____________________________________

                                       Name: __________________________________

                                       Title: __________________________________

                                       Date: ___________________________________

                                                        APPENDIX A


*** CONFIDENTIAL TREATMENT REQUESTED

                                   ADDENDUM 1

                     [UNIVERSITY OF CALIFORNIA LETTERHEAD]

OFFICE OF THE SENIOR VICE-PRESIDENT--         OFFICE OF TECHNOLOGY TRANSFER
BUSINESS AND FINANCE                          1320 Harbor Bay Parkway,Suite 150
                                              Alameda, California 94302
                                              tel.: (510) 748-6600
                                              fax: (510) 748-6639

                                                   March 4 1996

Michael Rabson, Esq.
Wilson, Sonsini, Goodrich, & Rosati
Two Palo Alto Square
Palo Alto, CA 94304

Re:  Roger Tsien's Technologies
     UCC Case No. ***

Dear Michael:

The purpose of this letter agreement ("Letter Agreement") is to confirm the offer by The Regents of the University of California ("The Regents") to license Aurora Biosciences Corporation. ("Aurora") the exclusive patent rights of The Regents in the inventions described in *** generally referred to as GFP and Beta Lactamase technologies ("Regents' Patent Rights") and property rights covering the associated biological materials owned by The Regents ("Regents' Property Rights"), under, but not limited to, those terms and conditions specified in this Letter Agreement. During the period that this Letter Agreement is in effect, The Regents will not license Regents' Patent Rights and Regents' Property Rights to any other party other than the U.S. Government, and will otherwise not encumber Regents' Patent Rights and Regents' Property Rights in a manner inconsistent with the provisions of this Letter Agreement.

The license agreement resulting from the negotiations will contain the following terms and conditions:

GRANT:   ***

U.C. AGREEMENT
CONTROL NUMBER
 96-30-0558

**CONFIDENTIAL TREATMENT REQUIRED

                        ***

License Issue Fee:      Aurora will pay to The Regents a license issue fee of
                        *** payable according to the following schedule:

                        ***
                        ***
                        ***
                        ***

                        Such amounts paid to The Regents will not be refundable, creditable, or reimbursable against any other fees, royalties, and reimbursements due The Regents.

Milestone Payments:     Aurora will pay to The Regents *** and *** from
                        each third party with which it enters into a corporate alliance for screening services utilizing Regents'
                        Patent Rights and Regents' Property Rights. Aurora will not pay to The Regents any royalty on any amounts it receives for equity, research funding, debt financing, reimbursement of patent filing, prosecution, and maintenance expenses, or other expenses (as agreed upon by the parties). The amounts paid to The Regents under this section will not be creditable or reimbursable against any other royalties and fees due
                        The Regents.

Royalties:              Aurora will pay to The Regents the following royalties:

                        A. A royalty of *** by Aurora or its sublicensees of
                           each product identified with the use of the technology covered by Regents' Patent Rights and Regents' Property Rights, and a royalty of *** of each such product; provided, however, that *** up to *** as specified immediately above, then the royalty due to The Regents will be ***. In the event Aurora is unable to negotiate a royalty based on the net sales of a product identified with the use of the technology covered by Regents' Patent Rights and Regents' Property Rights, then in no case will Aurora be entitled to take, in lieu of royalties on net sales of identified products, consideration in any form for equity in Aurora above fair market value, research funding for screening to identify products in excess of fully



*** CONFIDENTIAL TREATMENT REQUESTED
                burdened direct and indirect costs therefore, or reimbursement of patent filing, prosecution, and maintenance expenses, or other expenses (as agreed upon by the parties.)

        B. A royalty of *** and its sublicensees of a research reagent and any other product covered by Regents' Patent Rights and Regents' Property Rights. Aurora will be entitled to reduce the royalty due The Regents on the sale of such products if Aurora must license Regents' Patent Rights, Regents' Property Rights, and intellectual property rights in which The Regents has no ownership interest from a third party. In such event, *** Aurora may *** provided, however, that *** .

             Aurora will not be entitled to apply the royalty reduction specified in Paragraph B of this section to royalties due The Regents under Paragraph A of this section or any other sections of the Letter Agreement.

Minimum Annual
Royalties:              Beginning *** of the license agreement, Aurora will pay
                        to The Regents ***. The *** will be paid to The Regents whether or not a product covered by the license agreement is available for sale in any country on that date. Such amount will be credited against earned royalties due The Regents.

Patent Prosecution
Reimbursement:          Aurora will reimburse The Regents for all legal costs
                        associated with obtaining U.S. and foreign patent protection comprising The Regents' Patent Rights.

Research Reagents:      The Parties have also agreed to the following:

                    A. Aurora will make available, or have made available, the research reagents listed on Exhibit A which comprise biological materials covered by Regents' Property Rights to nonprofit/academic institutions solely for this internal, noncommercial research use within one year following the effective date of the license agreement or six months after


*** CONFIDENTIAL TREATMENT REQUESTED
                publication of the first paper describing the use of the reagent, whichever is later.

        B. The Regents will initially supply Aurora with aliquots of chemical and biological materials and reagents covered by the Regents' Patent Rights and Regents' Property Rights currently held in Dr. Tsien's laboratory at UCSD, in sufficient amounts (to be agreed upon by the parties), to facilitate the development and commercialization by Aurora of products and services contemplated under the license agreement.

In addition to the terms and conditions specified in this Letter Agreement, the license agreement will also contain other terms and conditions agreed upon by the parties that are normally found in exclusive license agreements executed by The Regents.

Unless otherwise terminated by the parties hereto, the term of this Letter Agreement will be for a period commencing on February 6, 1996, and terminating on June 30, 1996, unless terminated by Aurora prior to that date. If Aurora and The Regents have not executed the licence agreement on or before June 30, 1996, The Regents will withdraw its offer to license Aurora under the terms and conditions specified in this Letter Agreement on that date without further obligation to Aurora.

If you accept The Regents' offer under the terms and conditions stated herein, please execute this Letter Agreement, signifying your acceptance, below and return both fully-executed originals of this Letter Agreement to me. We will co-execute the Letter Agreement and return one fully-executed original to you.

Agreed to by:

AURORA BIOSCIENCES CORPORATION          THE REGENTS OF THE UNIVERSITY OF
                                                CALIFORNIA

By Timothy V. Rink                      By Candace Voelker
   ---------------------------             ---------------------------------
   (Signature)                             (Signature)

Name: Timothy V. Rink                   Name: Candace Voelker
      -------------------------
      (Please Print)

Title: President and CEO                Title: Licensing Manager
       ------------------------         Office of Technology Transfer

Date: 3/6/96                            Date: 3/6/96
      -------------------------               -----------------------------

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.





                          Exclusive License Agreement



                                    between



                  The Regents of the University of California



                                      and



                           Aurora Biosciences, Corp.



                                      for



                         Fluorescent Assay Technologies



   U.C. Case Nos. 93-289, 95-110, 95-219, 96-044, 96-160, 96-161, 96-162, 96-191

                               Table of Contents

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       ARTICLE                                                                                                           PAGE
       -------                                                                                                           ----
1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2. Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3. License Issue Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
4. Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
5. Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
6. Progress and Royalty Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
7. Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
8. Life of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
9. Termination by The Regents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10. Termination by Licensee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
11. Supply of the Biological Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
12. Maintenance of the  Biological Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
13. Disposition of the Biological Materials, Biological Products, . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
14. Use of Names and Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
15. Limited Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
16. Patent Prosecution and Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
17. Patent Marking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
18. Patent Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
19. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
20. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
21. Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
22. Late Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
23. Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
24. Failure to Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
25. Governing Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
26. Government Approval or Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
27. Export Control Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
28. Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
29. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
30. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

U.C. Case Nos. 93-289, 95-110, 95-219, 96-044, 96-160, 96-161, 96-162, and
96-191


                          Exclusive License Agreement
                                      for
                         Fluorescent Assay Technologies

         This license agreement ("Agreement") is effective this ______ day of ____________, 1996, (the Effective Date") by and between The Regents of the University of California ("The Regents"), a California corporation, having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550 and Aurora Biosciences Corporation ("Licensee"), a Delaware corporation, having a principal place of business at 11149 North Torrey Pines Road, La Jolla, CA 92037.



                                    Recitals


         Whereas, certain inventions, generally characterized as fluorescent assay technologies, including DNA encoding a green fluorescent protein and fluorogenic substrates for Beta-lactamase ("Inventions"), useful for cell screening, were made at the University of California, San Diego ("UCSD") by Dr. Roger Tsien, et al., and are claimed in Patent Rights or within the Property Rights as defined below;

         Whereas, Licensee entered into secrecy agreements ("Secrecy Agreements") with The Regents covering UC Case Nos. *** on August 10, 1994; *** on January 1, 1995; *** on December 8 1995; and *** on February 22, 1996 for the purpose of evaluating the Invention;


***CONFIDENTIAL TREATMENT REQUESTED

         Whereas, Licensee entered into an option agreement ("Option Agreement") with The Regents on June 1, 1995 and ending on December 1, 1995 in order to evaluate its commercial interest in the Invention;

         Whereas, Licensee entered into a letter agreement with The Regents on March 6, 1996 covering certain negotiated provisions that are contained in this Agreement and a letter agreement with The Regents on April 26, 1996, with respect to the Biological Materials ("Letter Agreements");

         Whereas, the Invention was made under research funding provided in part by the Department of Health and Human Services (DHHS) and in part by the Howard Hughes Medical Institute (HHMI), and as a consequence, this Agreement is subject to overriding obligations to the federal government and to HHMI;

         Whereas, under 35 USC Section 200-212, The Regents may elect to retain title to any invention (including the Invention) made by it under U.S. Government funding;

         Whereas, if The Regents elects to retain title to the Invention, then the law requires that The Regents grant to the U.S. Government a nontransferable, paid-up, nonexclusive, irrevocable license to use the Invention by or on behalf of the U.S. Government throughout the world;

         Whereas, The Regents elected to retain title to the Invention covered by UC Case Nos. *** on November 19, 1993; *** on February 5, 1996; *** on October 25, 1995; and *** and *** on January 8, 1996, and granted the required licenses to the U.S. Government;

         Whereas, The Regents has acquired the right to grant this license from the Howard Hughes Medical Institute (HHMI) under the terms of the interinstitutional agreement ("Interinstitutional Agreement"), having UC Control No. 86-18-0017;

*** CONFIDENTIAL TREATMENT REQUESTED

         Whereas, The Regents is required under the terms of Interinstitutional Agreement to grant to the HHMI a paid-up, non-exclusive, irrevocable license to use the Invention for its non-commercial purposes, but with no right to sublicense;

         Whereas, the Licensee is a "small entity" as defined in 37 CFR Section
1.9 and a "small-business concern" defined in 15 U.S.C. Section 632;

         Whereas, it is the intent of the parties to this Agreement to create a bailment (as provided for in Sections 2.2, 2.3 and 2.4 herein), among other things, for the Biological Materials as defined below subject to Licensee's rights as set forth herein;

         Whereas, both parties recognize that royalties due under this Agreement will be paid on pending patent applications and issued patents;

         Whereas, Licensee requested certain rights from The Regents to commercialize the Invention; and

         Whereas, The Regents responded to the request of Licensee by granting the following rights to Licensee so that the products and other benefits derived from the Invention can be enjoyed by the general public.



                                - - oo 0 oo - -



         The parties agree as follows:

                                1.  Definitions



         As used in this Agreement, the following terms will have the meaning set forth below:

         1.1 "Patent Rights" means all U.S. patents and patent applications and foreign patents and patent applications assigned to The Regents, and in the case of foreign patents and patent applications, those requested under Section
16.4 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (only to the extent, however, 1) that such continuation-in-part applications are covered in Section 1.1.9 below; or 2) that claims in the continuation-in-part applications are entitled to the priority filing date of one or more of the following patent applications listed in Sections 1.1.1 through 1.1.8 below) based on and including any subject matter claimed in or covered by the following:

                 1.1.1. Pending U.S. Patent Application Serial No. ***, entitled *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.2. Pending U.S. Patent Application Serial No. *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.3. Pending U.S. Patent Application Serial No. *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***.

                 1.1.4. Pending PCT Application Serial No. ***, filed *** by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.5. Pending U.S. Patent Application Serial No. *** filed ***, by Dr. Roger Tsien, et al. and assigned to The Regents ***;

                 1.1.6. Any U.S. Patent Application based on subject matter described in UC Case Number ***


*** CONFIDENTIAL TREATMENT REQUESTED

                          *** disclosed by Dr. Roger Tsien, et al. and assigned to The Regents; and

                 1.1.7. Any U.S. Patent Application based on subject matter described in *** disclosed by Dr. Roger Tsien, et al. and assigned to The Regents; and

                 1.1.8. Any U.S. Patent Application based on subject matter described in ***************************************
                          *********************************," disclosed by Dr.
                          Roger Tsien, et al. and assigned to The Regents.

                 1.1.9 Any continuation-in-part applications that are filed by *** where such continuation-in-part applications disclosed Inventions at UCSD and name Roger Tsien or an employee of The Regents in Roger Tsien's laboratory at UCSD as an inventor, and are based on one or more of the patent applications described in Sections
                          1.1.1 through 1.1.8 immediately above.

         1.2.    "Biological Materials" means ***

         1.3. "Biological Product" means any product containing: (a) a plasmid, a protein structure, a cDNA clone, a promoter, a gene or a chimeric gene, antibodies, or fragments thereof and their sequences derived from or containing the Biological Materials; (b) any protein structure produced or encoded by the Biological Materials; or (c) a compound (substantially similar or identical to a compound in (a) or (b) above), produced by chemical synthesis or by any other method which could not have been produced but for the use of the Biological Materials. Biological Products may either be Patent Products or Proprietary Products.

         1.4. "Identified Product" means any product, compound, biological agent, or other material not claimed by the Patent Rights and not comprising a Biological Product,


***CONFIDENTIAL TREATMENT REQUESTED
but identified by Licensee or a sublicensee using the Biological Materials or Biological Products.

         1.5.    "Patent Products" means:

                 1.5.1. any kit, composition of matter, material, product, or Biological Product;

                 1.5.2. any kit, composition of matter, material, product, or Biological Product to be used in a manner requiring the performance of the Patent Method; or

                 1.5.3. any kit, composition of matter, material, product, or Biological Product produced by the Patent Method;

the extent that the manufacture, use, or sale of such kit, composition of matter, material, product, or Biological Product, in a particular country, would be covered by or infringe, but for the license granted to Licensee pursuant to this Agreement, an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent under Patent Rights in that country in which such patent has issued or application is pending.

         1.6. "Patent Method" means any process or method covered by the claims of a patent application or patent within Patent Rights or the use or practice of which would constitute in a particular country, but for the license granted to Licensee pursuant to this Agreement, an infringement of an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent within Patent Rights in that country in which the Patent Method is used or practiced.

         1.7. "Proprietary Products" means any kit, composition of matter, material, or product containing a Biological Product, the manufacture, use, or sale of which in a particular country is not within an unexpired, valid claim of a patent or a pending claim of a patent application under Patent Rights in such country.

         1.8. "Products" means Patent Products, Identified Product, Proprietary Products, and Services.

         1.9. "Property Rights" means all personal proprietary rights of The Regents covering the tangible personal property in the Biological Materials.
In no case, however, will Property Rights include Patent Rights.

         1.10. "Research Reagent" means the *** . A Research Reagent may be a Patent Product or a Proprietary Product.

         1.11. "Net Sales" means the *** . Where Licensee distributes Products to an Affiliate, a Joint Venture, or a sublicensee for end use by such Affiliate, Joint Venture, or sublicensee, then such distribution will be considered a sale at list price normally charged to independent third parties, and The Regents will be entitled to collect a royalty on such sale in accordance with Article 4. (Royalties).

         1.12. "Services" means services provided by Licensee or its sublicensees to its customers when such services require the use of the Patent Rights or Property Rights.

         1.13. "Service Revenues" means revenues paid to Licensee or its sublicensees for Services.


***CONFIDENTIAL TREATMENT REQUESTED

         1.14. "Affiliate(s)" of Licensee means any entity which, directly or indirectly, controls Licensee, is controlled by Licensee, or is under common control with Licensee ("control" for these purposes being defined as the actual, present capacity to elect a majority of the directors of such affiliate, or if not, the capacity to elect the members that control forty percent of the outstanding stock or other voting rights entitled to elect directors) provided, however, that in any country where the local law will not permit foreign equity participation of a majority, then an "Affiliate" will include any company in which Licensee will own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law. Each reference to Licensee herein will be meant to include its Affiliates.

         1.15. "Joint Venture" means any separate entity established pursuant to an agreement between a third party and Licensee to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, sells, or acquires Products from Licensee. Each reference to Licensee herein will be meant to include its Joint Venture(s).

                                   2.  Grant

         2.1. Subject to the limitations set forth in this Agreement and subject to the license granted to the U.S. Government and to HHMI as set forth in the Recitals above, where Patent Rights exists, The Regents hereby grants to the licensee an exclusive license under Patent Rights to (1) make, have made, and use the Biological Materials and Biological Products; (ii) to make, have made, use, import, offer for sale, and sell Patent Products; (iii) to practice the Patent Methods; and (iv) to provide Services to others.

         2.2. Subject to the limitations set forth in this Agreement and subject to the licenses granted to the U.S. Government and to HHMI as set forth in the Recitals above, where The Regents may lawfully grant such a license, The Regents hereby


***CONFIDENTIAL TREATMENT REQUESTED
grants to Licensee ***.

         2.3. Licensee acknowledges that title to the tangible material comprising the Biological Materials is owned by The Regents and is not transferred to Licensee under this Agreement, except that Licensee may transfer title of such Biological Materials as are sold as Biological Products or Research Reagents under the terms of this Agreement.

         2.4.    The licenses granted under Property Rights set forth in
Section 2.2 above expressly limit the rights granted to Licensee to those licenses expressly stated in this Agreement and for no other purpose.

         2.5. The licenses granted hereunder will be subject to the overriding obligations to the U.S. Government including those set forth in 35 U.S.C. Section 200-212 and applicable governmental implementing regulations.

         2.6. The manufacture of Products and the practice of the Patent Method will be subject to applicable government importation laws and regulations.

         2.7. The Regents also grants to Licensee the right to issue sublicenses under the rights granted in Sections 2.1 and 2.2 above to third parties, provided Licensee retains current exclusive rights thereto under this Agreement. To the extent applicable, such sublicenses will include all of the rights of and obligations due to The Regents (and, if applicable, the United States Government) that are contained in this Agreement including payment of fees and royalties at the rates provided for in Section 3.2 and Article 4. (Royalties).

         2.8. Licensee will notify The Regents of each sublicense granted hereunder and provide The Regents with a copy of each sublicense, which shall be treated as


***CONFIDENTIAL TREATMENT REQUESTED

Proprietary Information of Licensee as defined in Article 29. (Confidentiality). Licensee will collect and pay all such fees and royalties due The Regents from sublicensees as set forth in Sections 3.2 and 4.1 below (and guarantee all such payments due from sublicensees). Licensee will require sublicensees to provide it with progress and royalty reports in accordance with the provisions herein, and Licensee will collect and deliver to The Regents all such reports due from sublicensees.

         2.9. Upon termination of this Agreement for any reason, all sublicenses granted by Licensee in accordance with this Agreement will remain subject to the terms of such sublicenses in effect, and shall be assigned to and assumed by The Regents except that sublicenses which: (i) are in a state of breach as yet uncured by the sublicensee; or (ii) sublicenses which conflict with state, or federal law, or the previously established written policy of The Regents, shall not be assigned to and assumed by The Regents. The Regents will not be bound by any duties and obligations contained in the sublicenses that extend beyond the duties and obligations assumed by The Regents in this Agreement and shall have no right to receive any payment from such sublicensees except the amounts due under this Agreement for the activities of such sublicensees.

         2.10. The Regents may, at its own discretion, disclose to Licensee certain chemical and biological materials relating to the Patent Rights and Property Rights that are developed in Dr. Roger Tsien's laboratory at UCSD. The Regents hereby grants to Licensee the right to elect to include under this Agreement any or all of such chemicals and biological materials.

         2.11. In accordance with Section 2.10, Licensee will notify The Regents in writing within 60 days of the disclosure by The Regents of any such further chemicals and/or biological materials which Licensee elects to be included under this Agreement, and such chemicals and biological materials shall be Biological Materials for all purposes of this Agreement.

         2.12. Because this Agreement grants the exclusive right to use or sell the Products in the United States, Licensee acknowledges that any component of a Product which embodies a patented Invention or is produced through the use thereof for sale in the United States will be manufactured substantially in the United States to the extent required by 35 U.S.C. Section 204.

         2.13. Nothing in this Agreement will be deemed to limit the right of The Regents to publish any and all technical data resulting from any research performed by The Regents relating to the Invention, Biological Materials, Biological Products, and Patent Methods and to make and use the Invention, Biological Materials, Biological Products, and Patent Methods, and associated technology owned by The Regents solely for educational and research purposes.

                             3.  License Issue Fee

         3.1. As partial consideration for all the rights and licenses granted to Licensee, Licensee will pay to The Regents a license issue fee of ***, payable according to the following schedule:

                 3.1.1. *** will be sent by Licensee to The Regents together with two copies of this Agreement executed by Licensee;

                 3.1.2. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.3. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.4. *** will be sent by Licensee to The Regents on or before ***;



***CONFIDENTIAL TREATMENT REQUESTED

                 3.1.5. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.6. *** will be sent by Licensee to The Regents on or before ***;

                 3.1.7. *** will be sent by Licensee to The Regents on or before ***; and

                 3.1.8. *** will be sent by Licensee to The Regents on or before ***.

         3.2. Licensee will also pay to The Regents fees equal to *** of Service Revenues and *** of the Service Revenues *** received by Licensee from each third party with which it enters into a corporate alliance for screening services using Patent Rights and Property Rights. Notwithstanding the above, Licensee shall have no obligation to pay to The Regents any amounts it receives from a third party for the purchase of equity, research funding, debt financing, reimbursement of patent filing, prosecution, and/or maintenance expenses or other expenses.

         3.3.    ***

                                 4.  Royalties

         4.1. As further consideration for all the rights and licenses granted to Licensee, Licensee will also pay to The Regents an earned royalty based on Net Sales according to the following:

                 4.1.1.   (a)    A royalty rate of *** of the Net Sales paid to
                          Licensee and its sublicensees with respect to each Identified Product ***


***CONFIDENTIAL TREATMENT REQUESTED

                          *** for each Identified Product, and a royalty rate of *** of the Net Sales paid to Licensee and its sublicensees of each Identified Product *** for each such Identified Product.

                          (b) Notwithstanding Section 4.1.1(a) above, if Licensee and a particular sublicensee are unable to agree on a royalty *** of Identified Products by such sublicensee *** and a royalty rate *** of Identified Products for ***, then the royalty due to The Regents *** will be equal to ***, if any, agreed to between Licensee and such sublicensee *** of such Identified Product by such sublicensee.

                          (c) In the event Licensee is unable to negotiate with a particular sublicensee any royalty on the Net Sales of Identified Products, then in such case Licensee will not be entitled to take, in lieu of royalties on Net Sales by such sublicensee of Identified Products, consideration in any form for:
                          (i) equity in Licensee above fair market value; (ii) research funding for screening to identify Identified Products in excess of fully burdened direct and indirect costs therefore; or (iii) reimbursement of patent filing, prosecution, and maintenance expenses; and

                          (d) For the avoidance of doubt, it is understood and agreed that, except as provided in Section 4.1.1(a) and (b) above, The Regents shall not be entitled to any royalty on Net Sales of Identified Products, and if Section 4.1.1(c) applies to a particular sublicense, the consideration received by Licensee from such sublicensee will be in the form of Service Revenues, and the only amounts due The Regents under this Agreement with respect thereto shall be the amounts set forth in Section 3.2, and not a royalty based on the Net Sales of Identified Products.

                 4.1.2.   (a)     A royalty rate *** by Licensee and its
                          sublicensees of Research Reagents and any other Product that is not an Identified Product or Services. Licensee will be entitled to reduce the royalty due The Regents



***CONFIDENTIAL TREATMENT REQUESTED
                          on the Net Sales of such Research Reagents and other Products if Licensee must pay a royalty to The Regents on Patent Rights and Property Rights and a third party with respect to intellectual property rights in which The Regents has no ownership interest. In such event, if the combined royalties due The Regents and the third party(s) ***, Licensee may reduce the royalty due The Regents ***, provided, however, that in no event will the royalty rate due The Regents on the Research Reagent or such Product be ***.

                          (b) For the avoidance of doubt, it is understood and agreed that Licensee shall have no obligation to sell or have sold any Research Reagents except those listed on Appendix E hereto.

         4.2. Licensee will not be entitled to apply the royalty reduction specified in Section 4.1.2(a) of this section to royalties due The Regents under Section 4.1.1 of this Article 4. (Royalties) or any other provisions of this Agreement except the provisions set forth in Section 4.1.2(a).

         4.3. Sections 1.1, 1.5, and 1.6 define Patent Rights, Patent Products, and Patent Methods so that royalties will be payable on Patent Products and Patent Methods covered by both pending patent applications and issued patents. Earned royalties will accrue on Patent Products on a Product-by-Product basis in each country for the duration of Patent Rights in that country and will be payable to The Regents when Patent Products are invoiced, or if not invoiced, when delivered to a third party or to itself, an Affiliate, Joint Venture, or sublicensee in the case where such delivery of the Patent Products to Licensee, an Affiliate, Joint Venture, or sublicensee is intended for end use. If no Patent Rights exist in a country, earned royalties will accrue on a Proprietary Product, on a Product-by-Product basis, until the

*** CONFIDENTIAL TREATMENT REQUESTED
tenth anniversary of the first commercial sale of a particular Proprietary Product in such country. Earned royalties will accrue on Identified Products, on a Product-by-Product basis, until the tenth anniversary of the first commercial sale of a particular Identified Product in such country.

         4.4.    Royalties accruing to The Regents will be paid to The Regents
***:

                 #   ***

                 #   ***

                 #   ***

                 #   ***

Each such payment will be for royalties which accrued ***.

         4.5. Beginning ***, and in each succeeding calendar year after ***, Licensee will pay *** and thereafter for the life of this Agreement. This *** will be paid to The Regents by *** of each year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

         4.6. All monies due The Regents will be payable in United States funds collectible at par in San Francisco, California. When Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

         4.7.    *** Notwithstanding the foregoing, if the Regents


*** CONFIDENTIAL TREATMENT REQUESTED
is required to pay taxes on its royalties under the laws of any country, then Licensee will pay such amounts to the proper authorities, withhold such amounts from royalties paid to The Regents, and provide The Regents with all documents and assistance reasonably necessary to enable The Regents to recover all or part of such amounts pursuant to any double taxation treaty or otherwise. Licensee will also be responsible for all bank transfer charges.

         4.8. Notwithstanding the provisions of Article 28. (Force Majeure), if at any time legal restrictions prevent prompt remittance of part or all royalties owed to The Regents by Licensee with respect to any country where a Product is sold or distributed, Licensee will convert the amount owed to The Regents into United States funds and will pay The Regents directly from another source of funds for the amount impounded.

         4.9. In the event that any patent or any claim thereof included within the Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom will cease as of the date of such final decision. Licensee will not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim that has not expired or that is not involved in such decision or that are based on Property Rights.

         4.10. No royalties will be collected or paid hereunder to The Regents on Products sold to the account of the U.S. Government. Licensee and its sublicensee will reduce the amount charged for Products distributed to the United States Government by an amount equal to the royalty for such Products otherwise due The Regents as provided herein.

         4.11.   ***


*** CONFIDENTIAL TREATMENT REQUESTED

************************. No royalty shall be payable under Section 4.1 above with respect to sales of Products among Licensee and its sublicensees where such sales are not for end use by such Licensee or its sublicensees, nor shall a royalty be payable under this Article 4. (Royalties) with respect to Products distributed for use in research and/or development in clinical trials, or as promotional samples.

                               5.  Due Diligence

         5.1. Licensee, upon execution of this Agreement, will diligently proceed to develop and provide Services, and to develop, manufacture, and sell Research Reagents and will earnestly and diligently market the same after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

         5.2. Licensee will be entitled to exercise prudent and reasonable business judgment in the manner in which it meets its due diligence obligations hereunder. In no case, however, will Licensee be relieved of its obligations to meet the due diligence provisions of this Article 5. (Due Diligence).

         5.3. Licensee will obtain all necessary governmental approvals in each country in which Licensee elects to manufacture or commercialize Research Reagents and provide Services.

         5.4.    If Licensee is unable to perform any of the following:

                 5.4.1. obtain at least Ten Million dollars ($10M) in funding by August 31, 1996; and

                 5.4.2. complete at least one corporate alliance with a pharmaceutical or biotechnology company for Services to identify Identified Products using Patent Rights and Property Rights before April 1, 1997; and

                 5.4.3. fill the market demand for Services and Identified Products that are marketed by licensee following commencement of marketing at any time during the exclusive period of this Agreement.


*** CONFIDENTIAL TREATMENT REQUESTED
then The Regents will have the right and option, subject to Section 5.7 below, to terminate this Agreement or reduce the exclusive licenses granted to Licensee to non-exclusive licenses in accordance with Section 5.6 hereof. The exercise of this right and option by The Regents will supersede the rights granted in Article 2 (Grant).

         5.5. In addition to the provisions of Section 5.4 above, Licensee shall also market each of the Research Reagents listed on Appendix E attached hereto to nonprofit/academic institutions solely for their internal, noncommercial research use either within: (i) two years following the Effective Date of this Agreement; or (ii) six months following the publication of the first paper describing the use of the Research Reagent, whichever is earlier. This Section 5.5 may be satisified by Licensee or its sublicenseees.

         5.6. If Licensee fails to market a particular Research Reagent in accordance with Section 5.5 above, then The Regents will have the right and option, subject to Section 5.7 below, to terminate all rights granted to Licensee under this Agreement with respect to that particular Research Reagent. This termination includes Licensee's right to use the particular Research Reagent for its own internal use. The Regents will thereafter be free to dispose of the particular Research Reagent as it wishes. The exercise of this right and option by The Regents will supersede the rights granted in Article 2 (Grant).

         5.7. To exercise either the right to terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights, or reduce the exclusive licenses granted to Licensee to non-exclusive licenses for lack of diligence required in this Article 5. (Due Diligence), The Regents will give Licensee written notice of the deficiency stating its intent to terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights, or to reduce the licenses to non-exclusive licenses. Licensee thereafter shall have 60 days to cure the deficiency. If The Regents has not received written tangible evidence satisfactory to The Regents that the deficiency has been cured by the end of the 60-day period, then The Regents may, at its option, terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights, or reduce the exclusive licenses granted to Licensee to non-exclusive licenses by giving written notice to Licensee. These notices will be subject to Article 20. (Notices).

                        6.  Progress and Royalty Reports

         6.1. Beginning August 31, 1996, and semi-annually thereafter, Licensee will submit to The Regents a progress report covering activities by Licensee and its sublicensees related to the development and testing of all their Products and the obtaining of the governmental approvals necessary for marketing them, but Licensee will not be required to report on Products for which a royalty is not due The Regents. These progress reports will be provided to The Regents to cover the progress of the research and development of the Products until the first commercial sale of Products in the United States.

         6.2. The progress reports submitted under Section 6.1 will include, but not be limited to, the following topics so that The Regents may be able to determine the progress of the development of Products on which a royalty is due The Regents and may also be able to determine whether or not Licensee has met its diligence obligations set forth in Article 5. (Due Diligence) above:

                 #   summary of work in progress in anticipation of providing
                      Services and Research Reagents

                 # summary of work completed in anticipation of providing Services and Research Reagents

                 #   summary of Services completed

                 # current schedule of anticipated events or milestones specified in Section 5.4 and 5.5

                 # anticipated market introduction date of Products on which a royalty is due The Regents

                 #   sublicenses granted, if any

         6.3. Licensee also will report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of each Product for which a royalty is due to The Regents in each country.

         6.4. After the first commercial sale of a Product on which a royalty is due The Regents, Licensee will provide The Regents with quarterly royalty reports to The Regents on or before each February 28, May 31, August 31, and November 30 of each year. Each such royalty report will cover the most recently completed calendar quarter of Licensee (October through December, January through March, April through June, and July through September) and will show:

                 6.4.1. the gross sales and Net Sales of such Products sold by Licensee and reported to Licensee as sold by its sublicensees during the most recently completed calendar quarter;

                 6.4.2. the number of such Products sold or distributed by Licensee and reported to Licensee as sold or distributed by its sublicensees;

                 6.4.3. the royalties, in U.S. dollars, payable hereunder with respect to Net Sales; and

                 6.4.4.   the exchange rates used, if any.

         6.5. If no sales of Products for which a royalty is due to The Regents have been made during any reporting period after the first commercial sale of such Product, then a statement to this effect is required.

                             7.  Books and Records

         7.1. Licensee will keep books and records accurately showing all Products manufactured, used, and/or sold with respect to which Licensee owes royalties to The Regents under the terms of this Agreement. Such books and records will be preserved for at least five years after the date of the royalty payment to which they pertain and will be open to inspection by representatives or agents of The Regents during normal business hours at agreed upon times to determine the accuracy of the books and records and to determine compliance by Licensee with the terms of this Agreement. Such independent certified public accountant shall be bound to hold all information in confidence except as necessary to communicate Licensee's non-compliance with this Agreement to The Regents. The only purpose of any inspection and audit pursuant to this Paragraph 7.1 shall be to verify Licensee's royalty statement or payment under this Agreement and to determine Licensee's compliance with the other provisions thereunder.

         7.2. The fees and expenses of representatives of The Regents performing such an examination will be borne by The Regents. However, if an error in royalties of *** of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by Licensee.

                           8.  Life of the Agreement

         8.1. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent licensed under this Agreement, or until the last patent application licensed under this Agreement is abandoned, or in the event no patent issues, for a period of fifteen (15) years from market introduction for the last to be introduced Proprietary Product in the United States.

         8.2. In the event this Agreement remains in effect for the entire term specified in Paragraph 8.1 above, and is not otherwise terminated under the provisions of Articles 5. (Due Diligence), 9. (Termination by The Regents), or
10. (Termination by Licensee), Licensee is hereby granted an option for renewal of this Agreement for a period of twenty (20) years from the date of its termination. Said option for renewal shall be


*** CONFIDENTIAL TREATMENT REQUESTED
automatically exercised provided that the Licensee has not notified The Regents to the contrary prior to the option renewal date. The renewal licenses will be for the same terms and conditions as set forth in this Agreement, except that
***.

         8.3. Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

                 Article 7      Books and Records

                 Article 13     Disposition of Products on Hand Upon Termination

                 Article 14     Use of Names and Trademarks

                 Article 19     Indemnification

                 Article 22     Late Payments

                 Article 24     Failure to Perform

                 Article 29     Confidentiality

         8.4. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, or preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

                         9.  Termination by The Regents

         9.1. If Licensee should violate or fail to perform any term or covenant of this Agreement, then The Regents may give written notice of such default ("Notice of Default") to Licensee. If Licensee should fail to repair such default within 60 days after the date of such notice takes effect, The Regents will have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will


*** CONFIDENTIAL TREATMENT REQUESTED
automatically terminate on the date such notice takes effect. Such termination will not relieve Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued right of The Regents. These notices will be subject to Article 20. (Notices).

                          10.  Termination by Licensee

         10.1. Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Patent Rights or Property Rights by giving notice in writing to The Regents. Such Notice of Termination will be subject to Article 20. (Notices) and termination of this Agreement in whole or with respect to any portion of the Patent Rights or Property Rights will be effective 60 days after the effective date thereof.

         10.2. Any termination pursuant to the above paragraph will not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

                    11.  Supply of the Biological Materials

                            and Biological Products

         11.1. The Regents will initially supply Licensee with viable samples of the Biological Materials set forth in Appendix D within thirty (30) days of the Effective Date or as soon as reasonably practicable, and additional Biological Materials elected by Licensee pursuant to Section 2.11 promptly after Licensee's notice to The Regents pursuant to such Section. To the extent Licensee requires and requests additional samples from The Regents during the term hereof (due to failure of the initial supply of Biological Material(s)), and The Regents has such additional samples in its possession,

The Regents agrees to supply such additional samples. Licensee will pay the actual handling and shipping costs for any additional samples provided.

                 12.  Maintenance of the  Biological Materials

         12.1. The Regents shall instruct Dr. Roger Tsien that if The Regents circulates any of the Biological Materials to third parties for noncommercial research purposes, it shall only do so under the terms and conditions set forth in the biological material transmission letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer the Biological Materials to non-profit entities strictly for noncommercial research purposes in the manner set forth above. The Regents agrees that it will not otherwise transfer the Biological Materials. The Licensee acknowledges that The Regents' right to so transfer the Biological Materials could lead to the inadvertent loss or diminution of the proprietary commercial value of the Biological Materials.

       13.  Disposition of the Biological Materials, Biological Products,
                      and Products on Hand Upon Termination

         13.1. Upon termination of this Agreement prior to the expiration of its full term, the Licensee shall have the privilege of disposing all previously made or partially made Products, but no more, for a period of one hundred and twenty (120) days following the effective date of termination, provided, however, that the sale of such Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports in connection therewith.

         13.2. Upon termination of this Agreement for any reason, Licensee, at its sole discretion, shall destroy or transfer to The Regents any Biological Materials in its possession within thirty (30) days following the effective date of termination. Licensee shall provide The Regents within sixty (60) days following said termination date with written notice that the Biological Materials have been destroyed.

                        14.  Use of Names and Trademarks

         14.1. Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto by the other (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California for use in advertising, publicity, or other promotional activities is expressly prohibited.

         14.2. It is understood that The Regents will be free to release to the inventors, HHMI, and senior administrative officials employed by The Regents the terms of this Agreement upon their request. If such release is made, The Regents will request that such terms will be kept in confidence in accordance with the provisions of Article 29. (Confidentiality) and not be disclosed to others. It is further understood that should a third party inquire whether a license to Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article
2. (Grant) to such third party, but will not disclose the name of Licensee, except where The Regents is required to release such information under either the California Public Records Act or other applicable law.

                             15.  Limited Warranty

         15.1. The Regents warrants to Licensee that it has the lawful right to grant these licenses and bailment.

         15.2. This license and the associated Invention, Biological Materials, Products, and Patent Method are provided WITHOUT WARRANTY OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, BIOLOGICAL MATERIALS, PRODUCTS, OR PATENT METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         15.3. IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, BIOLOGICAL MATERIALS, PRODUCTS, OR PATENT METHOD.

         15.4.   Nothing in this Agreement will be construed as:

                 15.4.1. a warranty or representation by The Regents as to the validity, enforceability, or scope of any Patent Rights or Property Rights; or

                 15.4.2. a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

                 15.4.3. an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 18. (Patent Infringement); or

                 15.4.4. conferring by implication, estoppel, or otherwise any license or rights under any patents of The Regents other than Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights; or

                 15.4.5. an obligation to furnish any know-how not provided in Patent Rights and Property Rights.

                    16.  Patent Prosecution and Maintenance

         16.1. The Regents will diligently prosecute and maintain the United States and foreign patents comprising Patent Rights using counsel of its choice. The Regents will promptly provide Licensee with copies of all relevant documentation so that Licensee may be currently and promptly informed and apprised of the continuing prosecution, and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response, provided, however, that if Licensee has not commented upon such documentation prior to the initial deadline for filing a response with the relevant government patent office or The Regents must act to preserve Patent Rights, The Regents will be free to respond appropriately without consideration of comments by Licensee, if any. Both parties hereto will keep this documentation in confidence in accordance with the provisions of Article 29. (Confidentiality) herein. Counsel for The Regents will take instructions only from The Regents.

         16.2. The Regents will use all reasonable efforts to amend any patent application to include claims requested by Licensee and required to protect the Products contemplated to be sold or Patent Method to be practiced under this Agreement.

         16.3. The Regents and Licensee will cooperate in applying for an extension of the term of any patent included within Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984. Licensee will prepare all such documents, and The Regents will execute such documents and will take such additional action as Licensee may reasonably request in connection therewith.

         16.4. The Regents will, at the request of Licensee, file, prosecute, and maintain patent applications and patents covered by Patent Rights in foreign countries if available. Licensee must notify The Regents within seven months of the filing of the corresponding United States application of its decision to request The Regents to file foreign counterpart patent applications. This notice concerning foreign filing must be in writing and must identify the countries desired. The absence of such a notice from Licensee to The

Regents within the seven-month period will be considered an election by Licensee not to request The Regents to secure foreign patent rights on behalf of Licensee; provided, however, that the absence of such notice from Licensee to The Regents within the seven-month period with respect to United States applications filed within eight months prior to the Effective Date of this Agreement will not be considered an election by licensee not to request The Regents not to secure foreign patent rights. In such event, Licensee must notify The Regents of its decision to request The Regents to file foreign counterpart patent applications within ninety (90) days of the conventional filing date of such applications. The Regents will have the right to file patent applications at its own expense in any country Licensee has not included in its list of desired countries, and such applications and resultant patents, if any, will not be included in the licenses granted under this Agreement.

         16.5. All past, present and future costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications and all costs and fees relating to the preparation and filing of patents covered by Patent Rights in Section 1.1 will be borne by Licensee. This includes patent preparation and prosecution costs for this Invention incurred by The Regents prior to the execution of this Agreement. Such costs will be due upon execution of this Agreement and will be payable at the time that the license issue fee is payable. The costs of all interferences and oppositions will be considered prosecution expenses and also will be borne by Licensee. Licensee will reimburse The Regents for all costs and charges within 30 days following receipt of an itemized invoice from The Regents for same.

         16.6. The obligation of Licensee to underwrite and to pay patent preparation, filing, prosecution, maintenance, and related costs will continue for costs incurred until three months after receipt by either party of a Notice of Termination with respect to a particular patent application or patent within the Patent Rights provided, however, that The Regents provides Licensee with written notification, at least three months prior to the effective date of the termination, that such costs are anticipated. Licensee will reimburse The Regents for all patent costs incurred during the term of the Agreement and for three months thereafter whether or not invoices for such costs are received during the three-month period after receipt of a Notice of Termination. Licensee may with respect to any particular patent application or patent terminate its obligations with the patent application or patent in any or all designated countries upon three months written notice to The Regents. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, provided, however, that Licensee will have no further right or licenses thereunder.

         16.7. Licensee will notify The Regents of any change of its status as a small entity (as defined by the United States Patent and Trademark Office) and of the first sublicense granted to an entity that does not qualify as a small entity as defined therein.

         16.8. The Regents acknowledges that Licensee will be conducting independent research and development activities with respect to the Biological Materials, Biological Products, and/or the Patent Rights, and recognizes that such independent research and development may result in patentable inventions and other intellectual property owned by Licensee. The Regents hereby consents to the filing of any patent applications, even if any Biological Materials or Biological Products are within the scope of one or more claims of any such patent application.

                              17.  Patent Marking

         17.1. Licensee will mark all Products made, used, or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                            18.  Patent Infringement

         18.1. In the event that Licensee, or The Regents' licensing associate responsible for administering this Agreement, or Resident Counsel of the Regents' Office of Technology Transfer learns of the substantial infringement of any patent licensed under this Agreement, to the extent contractually able to, it will call the attention to the other party hereto in writing and will provide reasonable evidence of such infringement. Both parties to this Agreement acknowledge that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use their best efforts in cooperation with each other to terminate such infringement without litigation.

         18.2. Licensee may request that The Regents take legal action against the infringement of Patent Rights. Such request must be made in writing and must include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within 90 days following the effective date of such request, The Regents will have the right to elect to:

                 18.2.1.  commence suit on its own account; or

                 18.2.2.  refuse to participate in such suit.

         18.3. The Regents will give notice of its election in writing to Licensee by the end of the 100th day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

         18.4. Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided, however, that legal action brought jointly by The Regents and Licensee and participated in by both will be at the joint expense of the parties and all recoveries will be allocated in the following order: ***



*** CONFIDENTIAL TREATMENT REQUESTED

***

         18.5. Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

                              19.  Indemnification

         19.1. Licensee will (and require its sublicensees to) indemnify, hold harmless, and defend The Regents and HHMI, their officers, employees, and agents; the sponsors of the research that led to the Invention; the inventors of any invention covered by patents or patent applications in Patent Rights (including the Products and Patent Method contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but will not be limited to, any product liability.

         19.2. Licensee, at its sole cost and expense, will insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows: (or an equivalent program of self insurance)

         Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:



                 #   Each Occurrence                            $1,000,000

                 #   Products/Completed Operations Aggregate    $1,000,000



*** CONFIDENTIAL TREATMENT REQUESTED

                 #   Personal and Advertising Injury            $1,000,000

                 #   General Aggregate (commercial form only)   $1,000,000

         19.3. As of and following the date of commencement of any clinical trial with respect to a Product marketed by Licensee, Licensee shall increase insurance coverage under Section 19.2 immediately above from $1,000,000 to an aggregate of $3,000,000. As of and following the date of commencement of any sales of such Products, Licensee shall increase insurance coverage under
Section 19.2 to an aggregate of $5,000,000. It should be expressly understood, however, that the coverages and limits referred to under the above will not in any way limit the liability of Licensee. Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

                 19.3.1. Provide for 30 day advance written notice to The Regents of any modification;

                 19.3.2. Indicate that The Regents has been endorsed as an additional Insured under the coverages referred to under the above; and

                 19.3.3. Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

         19.4. The Regents will promptly notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 19. (Indemnification). Licensee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 19. (Indemnification). It is understood that Licensee shall have the right to control the defense and settlement of any such claim or suit, except Licensee shall not enter into any settlement which
(i) makes any admission of wrongdoing on the part of The Regents, or (ii) admits that any of the Patent Rights of The Regents are invalid, unenforceable, or not infringed without prior written consent of The Regents.

                                  20.  Notices

         20.1. Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it may designate by written notice given to the other party.



         In the case of Licensee:       AURORA BIOSCIENCES, CORP.
                                        11149 North Torrey Pines Road
                                        La Jolla, CA  92037
                                        Attention: President
                                        (619) 452-5000



         In the case of The Regents:    THE REGENTS OF THE UNIVERSITY
                                          OF CALIFORNIA
                                        1320 Harbor Bay Parkway, Suite 150
                                        Alameda, California  94502
                                        Tel:  (510) 748-6600
                                        Fax:  (510) 748-6639
                                        Attention:  Executive Director;
                                                    Research Administration
                                                    and Office of Technology
                                                    Transfer
                                        Referring to:  U.C. Case Nos. 93-289,
                                        95-110, 95-219, 96-044, 96-160, 96-161,
                                        96-162, and 96-191

                               21.  Assignability

         21.1. This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns, but shall be personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld; provided, however, Licensee may assign this Agreement to an Affiliate or Joint Venture or in connection with the sale or transfer of substantially all the assets of Licensee relating to the subject matter of this Agreement, without written consent of The Regents.

                               22.  Late Payments

         22.1. In the event royalty payments or fees or patent prosecution costs are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of ten percent (10%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. Acceptance by The Regents of any late payment interest from Licensee under this Section 22.1 will in no way affect the provision of Article 23. (Waiver) herein.

                                  23.  Waiver

         23.1. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and/or similar breach or default.

                            24.  Failure to Perform

         24.1. In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                              25.  Governing Laws

         25.1. THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

                    26.  Government Approval or Registration

         26.1. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement.
Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

                            27.  Export Control Laws

         27.1. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                               28.  Force Majeure

         28.1. The parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. However, any party to this Agreement will have the right to terminate this Agreement upon 30 days' prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned above and such inability continues for a period of one
year.  Notices will be subject to Article 20. (Notices).   When such events
have abated, the parties' respective obligations hereunder shall resume.

                              29.  Confidentiality

         29.1. Licensee and The Regents respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information ("Proprietary Information") of the other party in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature for a period from the date of disclosure until five years after the date of termination of this Agreement. This confidentiality obligation will apply to the information defined as "Data" under the Secrecy Agreement, and such Data will be treated as Proprietary Information hereunder.

         29.2. All Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as set forth above by the disclosing party, and delivered to the receiving party within 30 days after the oral disclosure as a record of the disclosure and the confidential nature thereof. Notwithstanding the foregoing, Licensee and The Regents may use and disclose Proprietary Information to its employees, agents, consultants, contractors, and, in the case of Licensee, its sublicensees, provided that any such parties are bound by a like duty of confidentiality.

         29.3. Nothing contained herein will in any way restrict or impair the right of Licensee or The Regents to use, disclose, or otherwise deal with any Proprietary Information:

                 29.3.1. that recipient can demonstrate by written records was previously known to it;

                 29.3.2. that is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

                 29.3.3. that is lawfully obtained without restrictions by recipient from sources independent of the disclosing party;

                 29.3.4. that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency;

                 29.3.5. that is furnished to a third party by the recipient with similar confidentiality restrictions imposed on such third party, as evidenced in writing; or

                 29.3.6. that The Regents is required to disclose pursuant to the California Public Records Act or other applicable law.

         29.4. Upon termination of this Agreement, Licensee and The Regents will destroy or return to the disclosing party proprietary information received from the other in its possession within 15 days following the effective date of termination. Licensee and The Regents will provide each other, within 30 days following termination, with a written notice that Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of Proprietary Information for archival purposes in nonworking files.

                               30.  Miscellaneous

         30.1. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         30.2. This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it will be effective as of the date recited on page one.

         30.3. No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

         30.4. This Agreement embodies the entire understanding of the parties and will supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Letter Agreements, the Option Agreement, and the Secrecy Agreements specified in the Recitals of this Agreement are hereby terminated.

         30.5. In case any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         The Regents and Licensee execute this Agreement in duplicate originals by their respective, authorized officers on the date indicated.



Aurora Biosciences Corporation              The Regents of the University
                                                        of California



By__________________________________        By_________________________________
               (Signature)                                  (Signature)



Name________________________________        Name      Terence A. Feuerborn
             (Please Print)



Title_______________________________        Title     Executive Director
                                                      Research Administration
                                                      and Office of Technology
                                                      Transfer



Date________________________________        Date_______________________________

                              APPENDIX A - PAGE 1A

                   University of California/San Diego (UCSD)

                 Instructions for Standard Letter Transmitting
                    Biological Materials to Universities and
                            Non-Profit Institutions



         The attached letter is authorized for use by University of California, UCSD Principal Investigators and Administrators only with Scientists and other universities and nonprofit research institutions when transmitting cell lines, plasmids and the like for non-commercial research purposes.

1. Choose the appropriate form of university or nonprofit research institution in paragraph 2.

2. Choose whether or not to include the phrase "our cooperative" in paragraph 2.

3. Insert in paragraph 4 the amount of processing charge. If the material is to be shipped at no charge, insert the words "no charge".

4.       Send the letter in duplicate to the other scientists.

5. Do not send biological materials until you receive the duplicate copy executed by both the scientist and the other institution.

6.       Send a copy of the fully executed letter agreement to:

         Terence A. Feuerborn
         Executive Director
         Research Administration
         and Technology Transfer
         1320 Harbor Bay Parkway
         Suite 150
         Alameda, CA 94501

7. Any changes in the wording of this standard letter must be reviewed by the Executive Director of the Office of Technology Transfer before acceptance.

Note: Do not use this letter for the exchange of living plants. A separate "Testing Agreement for the Plant Varieties" is available for that purpose.

                              APPENDIX A - PAGE 2A



           SAMPLE LETTER FOR USE PRIOR TO TRANSMISSION OF BIOLOGICAL
            MATERIALS TO INVESTIGATORS AT UNIVERSITIES OR NON-PROFIT
                             RESEARCH INSTITUTIONS


                                     (date)


                                  IN DUPLICATE


To:_____________________

         This is to (acknowledge receipt of your letter) (confirm our telephone conversation) in which you requested certain research materials developed in this laboratory be sent to you for scientific research purposes. The materials concerned, which belong to The Regents of the University of California/San Diego Campus (UCSD) are _______________.

         While I cannot transfer ownership of these materials to you, I will be pleased to permit your use of these materials within your (university) (Non-Profit Research Institution) laboratory for (our cooperative) scientific research. However, before forwarding them to you, I require your agreement that the materials will be received by you only for use in (our cooperative work) (scientific research), that you will bear all risk to you or any others resulting from your use, and that you will not pass these materials, their progeny or derivatives, on to any other party or use them for commercial purposes without the express written consent of The Regents of the University of California. You understand that no other right or license to these materials, their progeny or derivatives, is granted or implied as a result of our transmission of these materials to you.

         These materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known.

         As you recognize, there is a processing cost to us involved in providing these materials to you. We will bill you for our processing costs, which will amount to $_________________.

         If you agree to accept these materials under the above conditions, please sign the enclosed duplicate copy of this letter, then have it signed by an authorized representative of your institution, and return it to me. Upon receipt of that confirmation I will forward the material(s) to you.

                              APPENDIX A - PAGE 3A


(Note: other paragraphs discussing the relevant literature, the nature of the work, hazards relating to materials to be sent etc. may be appropriate. These will vary depending on the individual circumstances and the relationship between the two parties previously established. Be sure to retain a signed copy when received and send a photocopy of the completed agreement to the University of California Patent Administrator, Office of Technology Transfer, Systemwide Administration, 1320 Harbor Bay Parkway, Suite 150, Alameda, CA 94502)


Sincerely yours,



ACCEPTED:

RESEARCH INVESTIGATOR


______________________
Printed Name


______________________
(Signature)


______________________
Date



RESEARCH UNIVERSITY OR
NON-PROFIT INSTITUTION


______________________
Printed Name


_______________________
(Signature)


_______________________
Date

                              APPENDIX B - PAGE 1B


         The INVENTORS listed below understand and agree to abide by the terms and conditions of Article 12 (MAINTENANCE OF THE BIOLOGICAL MATERIALS) of the Exclusive License Agreement between The Regents of the University of California and Aurora Biosciences, Corp. effective ______________________, 1996, and to instruct all relevant personnel working within their laboratory to act accordingly. Said paragraph reads, in part, as follows:

         "12.1 The Regents shall instruct Roger Tsien that if The Regents circulates any of the Biological Materials to third parties for noncommercial research purposes, it shall only do so under the terms and conditions set forth in the biological material transmission letter attached hereto as Appendix A. The Regents expressly reserves the right to transfer the Biological Materials to non-profit entities strictly for noncommercial research purposes in the manner set forth above. The Regents agrees that it will not otherwise transfer the Biological Materials. The Licensee acknowledges that The Regents' right to so transfer the Biological Materials could lead to the inadvertent loss or diminution of the proprietary commercial value of the Biological Materials."


         The Biological Materials is defined in said Agreement as follows:

         "1.2    Biological Materials" means (i) the chemical reagents and
biological materials owned by The Regents and listed in Appendix D attached hereto and provided to Licensee by The Regents pursuant to the April 26, 1996 Letter Agreement, and (ii) any other chemical reagents or biological materials elected for inclusion under this Agreement by Licensee pursuant to Section 2.11 below."


By:



______________________________             _____________________________
           (Inventor)                                   Date

                              APPENDIX C - PAGE 1C


    CHANCELLOR APPROVAL OF COMMERCIAL RESTRICTIONS OF TANGIBLE RESEARCH PRODUCTS

         In May 1989, the University of California issued the Guidelines on University-Industry Relations ("Guidelines"). Guideline 10 entitled "Tangible Research Products" requires that when the commercial availability of tangible research products resulting from the conduct of research are restricted by a license, approval must be obtained from the Chancellor of the campus where the research took place.

         The License Agreement between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("The Regents") and AURORA BIOSCIENCES, CORP. ("Licensee") entitled "Fluorescent Assay Technologies" contains provisions that restrict the transfer of certain tangible research products to commercial competitors of the Aurora Biosciences, Corp. and requires that tangible research products transferred for educational and research purposes be conveyed under a biological material transfer agreement that permits the University to retain the discretion to publish any results of research at any time and to disseminate the tangible materials for educational and research purposes.

         Approval of the provisions of the License Agreement that restrict the commercial availability of tangible research products is indicated below.


Approval:



______________________________             _____________________________
Majorie C. Caserio                         Date
Interim Chancellor

                              APPENDIX D - PAGE 1D


***  CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 2D



 *** CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 3D



 *** CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 4D



***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 5D



***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 6D


***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 7D




***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 8D


***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX D - PAGE 9D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 10D


***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 11D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 12D


***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 13D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 14D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 15D

GREEN FLUORESCENT PROTEINS

***

***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 16D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 17D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 18D


***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 19D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 20D



***CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX D - PAGE 21D



***CONFIDENTIAL TREATMENT REQUESTED

                              APPENDIX E - PAGE 1E



                               Research Reagents


***



060596


***CONFIDENTIAL TREATMENT REQUESTED

ADDENDUM 3A

                             "LIQUID HANDLING HEAD"
                       PRODUCT REQUIREMENT SPECIFICATIONS


I.      GENERAL

A. The specifications set forth herein are preliminary and reflect the parties' expectations as of the Effective Date of the minimum performance requirements for the PRODUCTS. However, the parties recognize that in the course of the Collaboration Program the specifications herein may need to be revised in consideration of (i) engineering or manufacturing difficulties or costs, and/or (ii) to fulfill commercial expectations of demands.

B.      ***

C.      ***

D. It is understood that "Best Effort..." statements imply optimization of desirable characteristics of performance. The efforts surrounding any one parameter may be inconsistent with, and in some cases detrimental to, the performance of other features of the system. PACKARD will make every effort to keep AURORA informed of these tradeoffs and negotiate improvement goals in good faith.

II.     PIEZO-DEVICE SPECIFICATIONS

A.      ***

B.      ***


*** CONFIDENTIAL TREATMENT REQUESTED

***



*** CONFIDENTIAL TREATMENT REQUESTED

ADDENDUM 3B

                                   "DETECTOR"
                       PRODUCT REQUIREMENT SPECIFICATIONS

I.      GENERAL

A. The specifications set forth herein are preliminary and reflect the parties' expectations as of the Effective Date of the minimum performance requirements for the PRODUCTS. However, the parties recognize that in the course of the Collaboration Program the specifications herein may need to be revised in considerations of (i) engineering or manufacturing difficulties or costs, and/or (ii) to fulfill commercial expectations of demands.

B.      ***

C. It is understood that "Best Effort" statements imply optimization of desirable characteristics of performance. These efforts surrounding one parameter may be inconsistent with, and in some cases detrimental to, the performance of other features of the system. PACKARD will make every effort to keep AURORA informed of such possible tradeoffs and negotiate improvements goals in good faith.

II.     CAMERA

A.      ***

B.      ***

C.      ***

D.      ***


***CONFIDENTIAL TREATMENT REQUESTED

III.    OPTICS

A.      ***

B.      ***

C.      ***

D.      ***

E.      ***

F.      ***

G.      ***

IV.     DETECTOR

A.      ***

B.      ***

C.      ***

D.      ***

E.      ***


***CONFIDENTIAL TREATMENT REQUESTED

ADDENDUM 3C

                                 "NANO-PLATES"
                       PRODUCT REQUIREMENT SPECIFICATIONS


I.      GENERAL

A. The specifications set forth herein are preliminary and reflect the parties' expectations as of the Effective Date of the minimum performance requirements for the PRODUCTS. However, the parties recognize that in the course of the Collaboration Program the specifications herein may need to be revised in consideration of (i) engineering or manufacturing difficulties or costs, and/or (ii) to fulfill commercial expectations of demands.

B. Since the NANO-PLATE will be jointly developed by AURORA and PACKARD, both will jointly define the final NANO-PLATE specification.

C.      ***

II.     REQUIREMENTS

A.      ***

B.      ***

C.      ***

D.      ***




*** CONFIDENTIAL TREATMENT REQUESTED

                                   ADDENDUM 4

                               AURORA UC REAGENTS


***

***

***

***






*** CONFIDENTIAL TREATMENT REQUESTED

                                   ADDENDUM 5

                                                                EXHIBIT 10.11

                        AURORA BIOSCIENCES CORPORATION

                      PREFERRED STOCK PURCHASE AGREEMENT

                                MARCH 8, 1996

SECTION 1  Sale of Shares....................................................1
      1.2 Closing Date.......................................................1
      1.3 Delivery...........................................................2

SECTION 2  Representations and Warranties of the Company.....................2
      2.1 Organization and Standing..........................................2
      2.2 Corporate Power....................................................3
      2.3 Subsidiaries.......................................................3
      2.4 Capitalization.....................................................3
      2.5 Authorization......................................................4
      2.6 Contracts and Other Commitments....................................5
      2.7 Compliance with Other Instruments, etc.............................5
      2.8 Litigation, etc....................................................5
      2.9 Registration Rights................................................6
      2.10 Permits...........................................................6
      2.11 Governmental Consent, etc.........................................6
      2.12 Disclosure........................................................6
      2.13 Offering..........................................................7
      2.14 Liabilities.......................................................7
      2.15 Changes...........................................................7
      2.16 Title to Properties and Assets; Liens, Leases, etc................9
      2.17 Patents and Trademarks............................................9
      2.18 Tax Returns; Taxes...............................................10
      2.19 Employees........................................................10
      2.20 No Defaults......................................................11
      2.21 Insurance........................................................11
      2.22 Brokers or Finders...............................................12
      2.23 Environmental and Safety Laws....................................12
      2.24 No Dividends.....................................................12
      2.25 Employee Benefit Plan Obligations................................12
      2.26 Qualification as a Qualified Small Business......................12
      2.27 Financial Statements.............................................12
      2.28 Transactions with Affiliates.....................................12
      2.29 Proprietary Information and Inventions Agreements................13
      2.30 U.S. Real Property Holding Corporation...........................13

SECTION 3  Investment Representations.......................................13
      3.1 Power and Authority...............................................13
      3.2 Due Execution.....................................................13
      3.3 Experience; Accredited Investor...................................14
      3.4 Investment........................................................14
      3.5 Rule 144..........................................................14
      3.6 No Public Market..................................................14


                                       i.

      3.7 Disclosure of Information.........................................14
SECTION 4  Conditions of the Purchaser's Obligations at Closing ............15
      4.1 Representations and Warranties....................................15
      4.2 Covenants.........................................................15
      4.3 No Material Adverse Change........................................15
      4.4 Securities Laws...................................................15
      4.5 Compliance Certificate............................................15
      4.6 Opinion of Counsel................................................15
      4.7 Investors' Rights Agreement.......................................15
      4.8 Proceedings and Documents.........................................15
      4.9 Supporting Documents..............................................16
      4.10 Management Rights Agreements.....................................16
      4.11 Voting Agreement.................................................16
      4.12 Amendment to Employment Agreement................................17
      4.13 Charter..........................................................17
      4.14 Bylaws...........................................................17
      4.14 Proprietary Information Agreements...............................17
      4.15 Election of Directors............................................17
      4.16 Certificate as to Disqualified Persons...........................17
      4.18 Fees of Purchasers' Counsel......................................17

SECTION 5  Conditions of the Company's Obligations at Closing...............18
      5.1 Representations and Warranties....................................18
      5.2 Covenants.........................................................18

SECTION 6  Miscellaneous....................................................18
      6.1 Governing Law.....................................................18
      6.2 Successors and Assigns............................................18
      6.3 Entire Agreement..................................................18
      6.4 Notices, etc......................................................18
      6.5 Expenses..........................................................19
      6.6 Counterparts......................................................19
      6.7 Severability......................................................19
      6.8 Survival of Agreements............................................19
      6.9 Brokerage.........................................................19
      6.10 Amendments.......................................................20


                                      ii.

EXHIBIT
A     RESTATED CERTIFICATE OF INCORPORATION
B     SCHEDULE OF EXCEPTIONS
C     INVESTORS' RIGHTS AGREEMENT
D     FORM OF MANAGEMENT RIGHTS LETTER
E     FORM OF VOTING AGREEMENT
F     FORM OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
G     FORM OF LEGAL OPINION OF COMPANY COUNSEL


                                      iii.

                        AURORA BIOSCIENCES CORPORATION

                      PREFERRED STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is made as of March 8, 1996 between Aurora Biosciences Corporation, a Delaware corporation (the "COMPANY"), with its principal office at 1020 Prospect Street, Suite 405, La Jolla, California 92037, and the purchasers listed on Schedule A hereto who execute this Agreement (each a "Purchaser", and collectively, the "Purchasers").

      WHEREAS, the Company has authorized the issuance and sale of up to 10,239,115 shares of its Series A Preferred Stock (the "SERIES A PREFERRED"), 555,555 shares of Series B Preferred Stock (the "SERIES B PREFERRED"), and 750,000 shares of Series C Preferred Stock (the "SERIES C PREFERRED") (collectively, the "SHARES") having the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company in the form attached to this Agreement as Exhibit A (the "RESTATED CERTIFICATE").

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

                                  SECTION 1

                                SALE OF SHARES

         1.1 SALE OF SHARES. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), each Purchaser (severally but not jointly) agrees to purchase from the Company, and the Company agrees to sell and issue, shares of Preferred Stock of the Company being of the number, Series, and price per share as set forth opposite each Purchaser's name on Schedule A hereto.

      1.2 CLOSING DATE. The purchase and sale of the Shares hereunder shall take place in up to three (3) closings, each of which shall be held at the law offices of Cooley Godward Castro Huddleson & Tatum, 4365 Executive Drive, Suite 1100, San Diego, California 92121. The first closing of such purchase and sale hereunder, at which the shares of Series A Preferred to be purchased and sold hereunder shall be so purchased and sold (the "FIRST CLOSING"), shall be held on the date of this Agreement or at such other time upon which the Company and the Purchasers participating in the First Closing shall agree. The closing of the purchase and sale of the Series B Preferred hereunder (the "SERIES B CLOSING") and the closing of the purchase and sale of the Series C Preferred hereunder (the "SERIES C CLOSING") (the Series B Closing and the Series C Closing are hereinafter collectively referred to as the "SUBSEQUENT Closings" and the First Closing and the Subsequent Closings are hereinafter collectively referred to as the "Closings") shall be held as soon as practicable but in each case not more than thirty (30) days following the date hereof as agreed upon by the Company and Purchasers purchasing at least a majority of the Shares to be purchased and sold in such Subsequent closing.

      Upon delivery of a duly executed copy of this Agreement, the Investor's Rights Agreement (defined below) and the Voting Agreement (defined below), any purchaser of Shares at a Subsequent Closing shall be deemed to be a party to this Agreement, the Investors' Rights Agreement and the Voting Agreement, such purchaser shall be deemed to be a "Purchaser" for purposes of this Agreement, a "Stockholder" for purposes of the Investor's Rights Agreement and a "Purchaser" for purposes of the Voting Agreement, and the Shares acquired by such purchaser shall be deemed to have been acquired pursuant to this Agreement.

      1.3 DELIVERY. At each Closing, the Company will deliver to each Purchaser purchasing Shares in such Closing a certificate representing the Shares being purchased upon payment of the aggregate purchase price therefor (as set forth opposite each Purchaser's name on Schedule A hereto) by (i) check payable to the order of the Company, (ii) wire transfer of immediately available funds made payable to the order of the Company or (iii) cancellation of outstanding principal and accrued interest under promissory notes issued by the Company, or any combination of the foregoing, as provided on Schedule A.

                                  Section 2

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Purchasers as follows:

         2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification or where the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" shall mean material adverse effect on the Company's business as presently conducted or planned to be conducted or the Company's financial condition, operations or prospects.

         2.2 CORPORATE POWER. The Company has, and at the time of each Closing will have, all requisite legal and corporate power to execute and deliver this Agreement, the Investors' Rights Agreement in substantially the form attached hereto as Exhibit C (the "INVESTORS' RIGHTS AGREEMENT"), the Management Rights letter agreements between the Company and certain of the Purchasers substantially in the form attached hereto as Exhibit D (the "MANAGEMENT RIGHTS AGREEMENTS") and the Voting Agreement in substantially the form attached hereto as Exhibit E (this Agreement, the Investors' Rights Agreement, the Management Rights Agreements and the Voting Agreement are hereinafter collectively referred to as the "AGREEMENTS"), to sell and issue the Shares under this Agreement, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Agreements, including all exhibits and schedules hereto and thereto.

         2.3 SUBSIDIARIES. The Company does not own (of record or beneficially) or control, directly or indirectly, any equity interest in any other corporation, association or business entity (other than investments in marketable securities). The Company is not a participant in any joint venture, partnership or similar arrangement.

         2.4 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 2,508,500 shares will be issued and outstanding immediately prior to the First Closing, and 25,000,000 shares of Preferred Stock, of which 10,500,000 are designated Series A Preferred Stock, 600,000 are designated Series B Preferred Stock, and 800,000 are designated Series C Preferred Stock, none of which will be issued and outstanding immediately prior to the First Closing. No other shares of capital stock or other securities of the Company are outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. The Shares have the rights, preferences and privileges set forth in the Restated Certificate, and all such rights, preferences and privileges are valid, binding and enforceable in accordance with all applicable laws. The stockholders of record and holders of subscriptions, warrants, options, convertible securities and other rights to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are as set forth in Exhibit B. All of the outstanding shares of stock held by each such holder are subject to vesting as described in Exhibit B, and the Company has the right to repurchase unvested shares upon the termination of such holder's employment or other business relationship with the Company at the original purchase price per share paid to the Company by such holder. The Company has reserved 1,000,000 shares of its Common Stock (the "Reserved Shares") for issuance pursuant to the Company's 1996 Stock Plan. Except for the transactions contemplated in the Agreements, the conversion privileges of the Company's

Series A, Series B and Series C Preferred Stock specified in the Restated Certificate, and as set forth in Exhibit B, there are no options, warrants, conversion privileges or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company and there is no commitment by the Company to issue shares, options, warrants, convertible securities or other rights to purchase or otherwise acquire shares of the Company's capital stock or other securities of the Company. Except as set forth in Section 45 of the Company's Bylaws and as contemplated by the Agreements or as provided for in Exhibit B, to the best of the Company's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to securities of the Company (whether or not the Company is a party thereto). The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities.

      2.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) and the performance of the Company's obligations under the Agreements has been taken or will be taken prior to the First Closing. The Agreements, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles and limitations upon rights to indemnity. This Agreement has been duly executed and delivered by the Company. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances or restrictions imposed by or through the Company. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances or restrictions imposed by or through the Company. The issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) is not subject to any preemptive rights, rights of first refusal or similar rights that have not been waived; provided, however, that the Shares (and the Common Stock issuable upon conversion of the Shares) are subject to a right of first refusal as set forth in Section 45 of the Company's Bylaws, and may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

      2.6 CONTRACTS AND OTHER COMMITMENTS. The Company does not have any contract, agreement, lease, commitment, or proposed transaction, written or oral, absolute or contingent, other than contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $25,000 individually or $50,000 in the aggregate. For the purpose of this paragraph, employment and consulting contracts (including any severance arrangements), license agreements and any other agreements relating to the acquisition or disposition of the Company's technology (other than pursuant to the Company's standard form of Proprietary Information and Inventions Agreement (the "PROPRIETARY INFORMATION AGREEMENT")) shall not be considered to be contracts entered into in the ordinary course of business. The Company is not a party to or bound by any judgment, order, writ or decree restricting or affecting the development, manufacture or distribution of the Company's products or services or proposed products or services or limiting or restricting the Company's right to compete with any person in any respect.

      2.7 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Company is not, and will not by virtue of entering into and performing the Agreements and the transactions contemplated thereunder be, in violation (with or without the passage of time or giving of notice or both) of any term of the Restated Certificate or its Bylaws or any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound, and is not, and will not by virtue of entering into and performing the Agreements and the transactions contemplated thereunder be, in violation of any material order, statute, rule or regulation applicable to the Company, other than any of the foregoing such violations that do not impair the Company's ability to enter into or perform its obligations under the Agreements or which, either individually or in the aggregate, do not have a Material Adverse Effect. Entering into and performing the Agreements and the transactions contemplated thereunder by the Company will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or its properties or business.

      2.8 LITIGATION, ETC. There is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding, investigation, governmental inquiry, or claim, or any basis therefor or threat thereof, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or its property is or may be subject or, to the Company's knowledge, to which any officer, key employee, key consultant, or principal shareholder of the Company is subject; and the Company has no knowledge (i) of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief, which claim individually or collectively with other such unasserted claims if granted would have a Material Adverse Effect, or (ii) that there exists, or there is pending or planned, any patent, trademark, tradename, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would result in a Material Adverse Effect. There is no pending or, to the Company's knowledge and belief, threatened claim or litigation against or affecting the Company contesting, or which if adversely determined might materially impair, its right to produce, manufacture, sell or use any product, process, method, substance, part or other material presently produced, manufactured, sold or used or planned to be produced, manufactured, sold or used by the Company in connection with the operations of the Company. The Company has no current plans to initiate any action, suit or proceeding.

         2.9 REGISTRATION RIGHTS. Except as set forth in the Investors' Rights Agreement, the Company is not under any obligation to register (as defined in the Investors' Rights Agreement), and has not granted any rights to register, any of its presently outstanding securities or any of its securities that may hereafter be issued.

         2.10 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as proposed to be conducted, the lack of which would have a Material Adverse Effect. The Company is not in default or violation in any material respect under any of such franchises, permits, licenses, or other similar authority, and the execution and delivery of the Agreements will not result in any such default or violation, with or without the passage of time or giving of notice or both.

         2.11 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated thereby, except the filing of the Restated Certificate in the Office of the Secretary of State of the State of Delaware and the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares (and the Common Stock issuable upon conversion of the Shares) under the California Corporate Securities Law, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the First Closing.

         2.12 DISCLOSURE. The Company has provided each Purchaser with all the information reasonably available to it without undue expense that such Purchaser has requested or could reasonably be expected to be material in deciding whether to purchase the Shares. The Agreements and the Exhibits thereto as well as any other document, certificate, schedule, financial, business or other statement furnished to such Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, including, without limitation, the Business Plan dated January 8, 1996, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading; provided, however, that with respect to any projections, expressions of opinion, forecasts, predictions or the like (collectively, "Projections") contained in such Business Plan, the Company represents only that such Projections were made in good faith and that the Company believes there is a reasonable basis therefor.

      2.13 OFFERING. Subject to the accuracy of the representations set forth in
Section 3 hereof, the offer, sale and issuance of the Shares pursuant to this Agreement and the issuance of the Common Stock to be issued upon conversion of the Shares constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      2.14 LIABILITIES. The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable, other than obligations not in excess of $25,000 individually or in the aggregate. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      2.15 CHANGES. Since December 31, 1995, there has not been:

         (a) any change in the assets, liabilities, financial condition, or operating results of the Company except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (e) to the best of the Company's knowledge, any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee, consultant, officer, director or shareholder;

         (g) any sale, assignment, license or transfer of any patents, trademarks, copyrights, trade secrets, Proprietary Information (as defined herein) or other intangible assets;

         (h) any resignation or termination of employment of any key officer of the Company or termination of engagement of any key consultant of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or termination of engagement of any such consultant;

         (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

         (j) any mortgage, pledge, transfer of a security interest in, or lien created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

         (k) any loans or guarantees made by the Company to or for the benefit of any person, other than travel advances to employees and/or consultants and other advances to employees and/or consultants made in the ordinary course of its business;

         (l) to the best of the Company's knowledge, any other event or condition of any character that might, individually or in the aggregate, materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (m) any amount borrowed or any liability (absolute, accrued or contingent) incurred, or to which the Company has become subject, except liabilities not in excess of $25,000 individually or $50,000 in the aggregate and except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business which have not been, individually or in the aggregate materially adverse;

      (n) any transaction except in the ordinary course of business or as otherwise contemplated hereby; or

      (o) any agreement or commitment by the Company to do any of the things described in this paragraph 2.15.

      2.16 TITLE TO PROPERTIES AND ASSETS; LIENS, LEASES, ETC. The Company has good and marketable title to its properties and assets and has good title to all of its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances that do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

            Set forth on Exhibit B is a correct and complete list (including the amount of rents called for and a description of the leased property) of all material leases (involving more than $25,000 either individually or in the aggregate if such leases are of a similar nature or with the same lessor) under which the Company is a lessee. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and, except as would not result in a Material Adverse Effect, the Company and, to the Company's knowledge, each other party to such leases is not in default thereunder.

      2.17 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all patents, trademarks, service marks, applications for each of the foregoing, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively "PROPRIETARY INFORMATION"), or has, or believes to the best of its knowledge that it has the ability to acquire on comercially reasonable terms, valid licenses to such Proprietary Information (as described further on Exhibit B), as necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company or of which the Company is a licensee. There are no outstanding options, licenses, or agreements of any kind relating to Proprietary Information owned by the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, applications for each of the foregoing, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company is not aware of any impropriety with regard to the granting of any licenses of Proprietary Information to or from the Company, and no claim is pending or, to the Company's knowledge, threatened to the effect that any such Property Information owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company (and to the Company's knowledge, there is no basis for any such claim). Neither the Company nor, to the Company's knowledge, any of its employees or consultants has received any written communications alleging, nor does the Company know of any grounds for any claims or allegations now or in the future, that the Company or its employees or consultants has violated or infringed or that the Company or its employees or consultants would, by conducting its business as proposed, violate or infringe any of the patents, trademarks, service marks, applications for each of the foregoing, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would, in the case of employees, interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted or, in the case of consultants, which would conflict with their obligations in serving as consultants to the Company. No third party, including the employers or former employers of the Company's employees and consultants, has asserted any rights or claims to the Proprietary Information or any inventions used or proposed to be used in the Company's business, and the Company does not believe that any such third party has a right to assert any such rights or claims, except to the extent that such Proprietary Information or such inventions are licensed to or from such third party. Except pursuant to the terms of the Proprietary Information Agreements, there are no agreements, understandings, instruments, or contracts to which the Company is a party or by which it is bound that involve the license of any patent, copyright, trade secret or other similar proprietary right to or from the Company.

      2.18 TAX RETURNS; TAXES. The Company has accurately prepared and timely filed all federal, state and other tax returns which are required to be filed and has timely paid all taxes covered by such returns which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date hereof. The Company is not delinquent in taxes or assessments and has no tax deficiency proposed or assessed and has made no waiver of the statute of limitations regarding assessments or collections. All taxes, if any, imposed by law in connection with the issuance, sale and delivery of the Shares shall have been paid, and all laws imposing such taxes shall have been fully complied with, prior to the First Closing. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

      2.19 EMPLOYEES. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of or consultant to the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, proprietary information and inventions agreement, or any restrictive covenant, or any other common law obligation to a former employer, or any other contract or agreement relating to the relationship of any such person with the Company, or any other party, or to the use of trade secrets or proprietary information of others, because of the nature of the business conducted or to be conducted by the Company or the use by any such employee of his best efforts with respect to such business or the performance by any such consultant of his obligations to the Company. To the knowledge of the Company, no third party has claimed or has reason to claim that any employee of or consultant to the Company has disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees and, to the Company's knowledge, no such person proposes to do any of such things. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement, other than with respect to the Company's 1996 Stock Plan, a true and correct copy of which has been provided to each Purchaser. The Company is not aware that any officer, key employee or key consultant, or that any group of key employees or key consultants, intends to terminate their employment or consultancy with the Company, nor does the Company have a present intention to terminate the employment or engagement as a consultant of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company has delivered to counsel for the Purchasers a copy of each consulting agreement to which it is a party.

      2.20 NO DEFAULTS. The Company has, in all material respects, performed all material obligations required to be performed by it to date and is not in default under any of the contracts, loans, notes, mortgages, indentures, licenses, security agreements, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound, except for such defaults which in the aggregate would not have a Material Adverse Effect, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default.

      2.21 INSURANCE. The Company maintains adequate insurance on its properties of a character and in such amounts and on such terms usually insured by corporations engaged in the same or a similar business against loss or damage resulting from fire or other risks insured against by such corporations, and maintains in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any of its properties, products or services and maintains such other insurance as may be required by law or other agreement to which the Company is a party.

      2.22 BROKERS OR FINDERS. The Company has not incurred, and will not incur, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements.

      2.23 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      2.24 NO DIVIDENDS. The Company has never made any declaration, setting aside for payment or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, repurchase or other acquisition of any of such stock.

      2.25 EMPLOYEE BENEFIT PLAN OBLIGATIONS. The Company does not maintain or have any obligations with respect to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")). The Company is not, nor was it at any time, obligated to contribute to any employee pension benefit plan which is or was a multi-employer plan within the meaning of Section 3(37) of ERISA.

      2.26 QUALIFICATION AS A QUALIFIED SMALL BUSINESS. The Company is a "qualified small business," as defined in Section 1202(b) of the Internal Revenue Code (the "Code") and the Shares constitute "qualified small business stock" as defined in Section 1202(c) of the Code. The Company covenants and agrees to comply with the reporting and recordkeeping requirements of Section 1202 of the Code and any regulations promulgated thereunder and to execute and deliver to the Purchasers and the Internal Revenue Service, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Shares and the shares of Common Stock issuable upon conversion of the Shares to qualify as a "qualified small business stock," as defined in Section 1202(c) of the Code.

      2.27 FINANCIAL STATEMENTS. The Company has furnished to the Purchasers the unaudited balance sheet of the Company as of January 31, 1996 and the related unaudited statement of income for the period from the Company's inception through January 31, 1996. All such financial statements fairly present the financial position of the Company as of January 31, 1996, and the results of operations during such period.

      2.28 TRANSACTIONS WITH AFFILIATES. No director or officer or, to the Company's knowledge, employee or stockholder of the Company, or, to the Company's knowledge, member of the family of any such person, or, to the Company's knowledge, any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any material transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

      2.29 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed the Proprietary Information Agreement substantially in the form of Exhibit F (collectively, the "Proprietary Information Agreements"), and such agreements are in full force and effect. The Company is not aware that any of such persons is in violation of any such agreement.

      2.30 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

                                  SECTION 3

                          INVESTMENT REPRESENTATIONS

      Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

      3.1 POWER AND AUTHORITY. Such Purchaser has the requisite power and authority to enter into this Agreement, to purchase the Shares hereunder, to convert the Shares into Common Stock, and to carry out and perform its obligations under the terms of this Agreement.

      3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by such Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Purchaser, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and general equity principles.

      3.3 EXPERIENCE; ACCREDITED INVESTOR. Such Purchaser has, from time to time, evaluated investments in start-up companies and has, either individually or through the personal experience of one or more of its current officers or partners, experience in evaluating and investing in start-up companies. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

      3.4 INVESTMENT. Such Purchaser is acquiring the Shares (and any Common Stock issuable upon conversion of the Shares) for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Shares (and any Common Stock issuable upon conversion of the Shares) to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

      3.5 RULE 144. Such Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the securities to be sold, the sale being through a "BROKER'S TRANSACTION" or in transactions directly with a "MARKET MAKER" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. Such Purchaser is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plan to satisfy these conditions in the foreseeable future.

      3.6 NO PUBLIC MARKET. Such Purchaser understands that no public market now exists for the Shares and that a public market may never exist for the Shares.

      3.7 DISCLOSURE OF INFORMATION. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

                                     SECTION 4

             CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING

      Each Purchaser's obligation to purchase the Shares at each Closing, as applicable, is subject to the fulfillment on or prior to such Closing of the following conditions:

      4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true when made and on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with in all material respects.

      4.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's business or financial condition or affairs between the date of this Agreement and the date of such Closing, if different.

      4.4 SECURITIES LAWS. The Company shall have obtained all necessary permits and qualifications, or secured exemptions therefrom, required under the Securities Act or by any state for the offer and sale of the Shares and Common Stock issuable upon conversion of the Shares.

      4.5 COMPLIANCE CERTIFICATE. The Company shall have delivered on the date of such Closing a certificate signed by the President and Chief Financial Officer of the Company certifying that the conditions specified in Sections 4.1, 4.2, 4.3, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 have been fulfilled.

      4.6 OPINION OF COUNSEL. The Purchasers purchasing shares in such Closing shall have received from Cooley Godward Castro Huddleson & Tatum, counsel for the Company, an opinion dated as of such Closing in substantially the form attached hereto as Exhibit G.

      4.7 INVESTORS' RIGHTS AGREEMENT. The Company shall have executed and delivered the Investors' Rights Agreement.

      4.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers' counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

      4.9 SUPPORTING DOCUMENTS. The Purchasers purchasing shares in such Closing and their counsel shall have received copies of the following documents:

                  (i) (A) the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary.

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the date of such Closing and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of the Agreements, the issuance, sale and delivery of the Shares, and the reservation, issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Agreements; (C) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above, except for the filing of the Restated Certificate; and (D) to the incumbency and specimen signature of each officer of the Company executing the Agreements, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

      4.10 MANAGEMENT RIGHTS AGREEMENTS. The Company shall have executed and delivered the Management Rights Agreements to those Purchasers participating in such Closing who have made a request to the Company therefor and are subject in any manner with respect to their investment in the Company to ERISA.

      4.11 VOTING AGREEMENT. The Company and the other parties thereto shall have executed and delivered the Voting Agreement.

      4.12 AMENDMENT TO EMPLOYMENT AGREEMENT. Timothy J. Rink and the Company shall have entered into an amendment (the "EMPLOYMENT AMENDMENT") to the terms of his employment arrangements with the Company in a form satisfactory to Dr. Rink, the Purchasers and their counsel, and a copy thereof shall have been delivered to counsel for the Purchasers.

      4.13 CHARTER. The Certificate of Incorporation of the Company shall read in its entirety as set forth in Exhibit A.

      4.14 BYLAWS. The Company's Bylaws shall have been amended, if necessary, to provide that (i) any three directors shall have the right to call a meeting of the Board of Directors and (ii) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Preferred Stock. Series B Preferred Stock and Series C Preferred Stock as set forth in the Restated Certificate.

      4.15 PROPRIETARY INFORMATION AGREEMENTS. Copies of the Proprietary Information Agreements shall have been delivered to counsel for the Purchasers.

      4.16 ELECTION OF DIRECTORS. The number of directors constituting the entire Board of Directors shall have been fixed at seven (7) and the following persons shall have been elected as the directors and shall each hold such position as of the First Closing: Timothy J. Rink and Lubert Stryer, as the directors elected solely by the holders of the Common Stock, and Kevin J. Kinsella, Timothy J. Wollaeger, Stephen Bunting, James C. Blair and Hugh Y. Rienhoff, Jr., as the directors elected solely by the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

      4.17 CERTIFICATE AS TO DISQUALIFIED PERSONS. The Company shall have executed and delivered to New Enterprise Associates VI, Limited Partnership ("NEA VI") a Certificate as to Disqualified Persons, as requested by NEA VI, dated the Closing Date, in form and substance satisfactory to NEA VI.

      4.18 FEES OF PURCHASERS' COUNSEL. The Company shall have paid in accordance with Section 6.5 the reasonable fees and disbursements of Testa, Hurwitz and Thibeault in connection with this Agreement and related transactions as specified on a reasonably detailed invoice, detailing all time entries and costs, submitted to counsel to the Company a reasonable time in advance of such Closing.

                                    SECTION 5

               CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

         The Company's obligation to issue and sell the Shares at each Closing is subject to the fulfillment on or prior to such Closing of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 3 shall be true when made and on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the date of such Closing shall have been performed or complied with in all respects.


                                    SECTION 6

                                 MISCELLANEOUS

         6.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by residents of California.

         6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchasers to purchase the Shares shall not be assignable (other than to a corporation a majority of whose outstanding voting shares are owned or controlled, directly or indirectly, by the Purchaser) without the consent of the Company, and the Company's obligations hereunder shall not be assignable without the consent of the Purchasers.

         6.3 ENTIRE AGREEMENT. This Agreement, its Exhibits, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         6.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, to the address set forth on Schedule A hereto, or at such other address as shall have been furnished to the Company in writing by such Purchaser, or (b) if to the Company, one copy to its address set forth above and addressed to the attention of the President, or at such other address or addresses as the Company shall have furnished in writing to the Purchasers, and one copy to Cooley Godward Castro Huddleson & Tatum, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, Attn: Thomas A. Coll, Esq. All notices and other communications pursuant to the provisions of this Section 6.4 shall be deemed delivered when mailed or sent by facsimile or delivered by hand or messenger. Notwithstanding the foregoing, any notice or communication to an address outside the United States shall be sent by facsimile and confirmed in writing contemporaneously sent by two-day guaranteed international courier.

         6.5 EXPENSES. Each party to this Agreement shall bear its own expenses and legal fees incurred by it with respect to this Agreement and all related transactions; provided, however, that the Company shall pay the reasonable fees and expenses of the Purchasers' special counsel, Testa, Hurwitz and Thibeault, in connection with this Agreement and such transactions and any subsequent amendment, waiver, consent or enforcement thereof.

         6.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

         6.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein or in the other Agreements, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with the Agreements, shall survive the execution and delivery of the Agreements, the issuance, sale and delivery of the Shares, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         6.9 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this

Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         6.10 AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the shares of Common Stock issued or issuable upon conversion of the Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         The foregoing Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

THE COMPANY:

AURORA BIOSCIENCES CORPORATION

By: __________________________

Title: _______________________

THE PURCHASERS:

AVALON MEDICAL PARTNERS, L.P.

By: __________________________

Title: _______________________

AVALON BIOVENTURES II, L.P.

By: __________________________

Title: _______________________

KINGSBURY CAPITAL PARTNERS, L.P.  II

By:  Kingsbury Associates, L.P.

By: __________________________

Title:  General Partner

ABINGWORTH BIOVENTURES SICAV

By: __________________________

Title: _______________________

NEW ENTERPRISES ASSOCIATES VI, LIMITED PARTNERSHIP

By:      NEA Partners VI, Limited Partnership,
            its General Partner

By: __________________________

Title:  General Partner

NEA VENTURES 1996, L.P.

By: __________________________

Title:  Authorized Signatory

DP III ASSOCIATES, L.P.

By:  One Palmer Square Associates III, L.P.,
       its General Partner

By: __________________________
         General Partner

DOMAIN PARTNERS III, L.P.

By:  One Palmer Square Associates III, L.P.,
       its General Partner

By: __________________________
         General Partner

BIOTECHNOLOGY INVESTMENTS LIMITED

By:  Old Court Limited

By: __________________________
       Attorney - in - Fact

PACKARD INSTRUMENT COMPANY, INC.

By: __________________________

Title: _______________________



             [SIGNATURE PAGE FOR PREFERRED STOCK PURCHASE AGREEMENT]

SEQUANA THERAPEUTICS, INC.

By: __________________________

Title: _______________________

GC&H INVESTMENTS

By: __________________________

Title: _______________________

______________________________
KEVIN J. KINSELLA

______________________________
ROGER Y. TSIEN

______________________________
THERESA E. GLOBE

______________________________
CHARLES S. ZUKER

______________________________
MICHAEL G. ROSENFELD

______________________________
JOHN A. PORCO, JR.

______________________________
LUBERT STRYER

______________________________
ANDREA S. STRYER

______________________________
WALTER LUETOLF
FOR ADRIAN J.R. LANGINGER

______________________________
NORMAND F. SMITH

______________________________
HUGH Y. RIENHOFF, JR.

______________________________
JANICE THOMPSON

THE GREENE FAMILY TRUST

By: __________________________
    HOWARD E. GREENE, JR., TRUSTEE

By: __________________________
    ARLINE GREENE, TRUSTEE

______________________________
TIMOTHY J. RINK

HAMBRECHT & QUIST GROUP

By: __________________________
    Dennis J. Purcell

Title: _______________________

                                   SCHEDULE A
                          PURCHASERS OF PREFERRED STOCK

---------------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT OF              SHARES                      PRICE PER        METHOD OF
SHAREHOLDER                                    INVESTMENT            PURCHASED         CLASS        SHARE           PAYMENT(1)
---------------------------------------------------------------------------------------------------------------------------------
AVALON MEDICAL PARTNERS L.P.                   $424,998.84             319,548         Ser A        $1.33              CD
1020 Prospect Street, Suite 405
La Jolla, CA  92037
Fax: (619) 454-5329
---------------------------------------------------------------------------------------------------------------------------------
AVALON BIOVENTURES II L.P.                      499,998.87             375,939         Ser A        $1.33              CD
1020 Prospect Street, Suite 405
La Jolla, CA  92037
Fax: (619) 454-5329
---------------------------------------------------------------------------------------------------------------------------------
KINGSBURY CAPITAL PARTNERS, L.P. II             999,999.07             751,879         Ser A        $1.33             C/W
3655 Nobel Drive, Suite 490
San Diego, CA  92122
Fax: (619) 677-0800
---------------------------------------------------------------------------------------------------------------------------------
ABINGWORTH BIOVENTURES SICAV                  3,499,998.74           2,631,578         Ser A        $1.33             C/W
c/o Sanne & Cie
Boite Postale 566
L-2015 Luxemberg
Attn:  Karl Sanne
Fax: 352-43-54-10

with a copy to:
Stephen Bunting
Abingworth Management Ltd.
26 St. James Street
London SW1A1HA
Fax:  44-171-930-1891

Daniel P. Finkelman
Testa Hurwitz & Thibeault
125 High Street
Boston, MA  02110
Fax: (617) 248-7100
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT OF              SHARES                      PRICE PER        METHOD OF
SHAREHOLDER                                    INVESTMENT            PURCHASED         CLASS        SHARE           PAYMENT(1)
---------------------------------------------------------------------------------------------------------------------------------
NEW ENTERPRISE ASSOCIATES VI                  2,749,999.77           2,067,669         Ser A        $1.33             C/W
LIMITED PARTNERSHIP
1119 St. Paul Street
Baltimore, MD 21202
Fax: (410) 752-7721
---------------------------------------------------------------------------------------------------------------------------------
NEA VENTURES 1996, L.P.                           9,998.94               7,518         Ser A        $1.33             C/W
1119 St. Paul Street
Baltimore, MD  21202
Fax: (410) 752-7721
---------------------------------------------------------------------------------------------------------------------------------
DP III ASSOCIATES, L.P.                          95,301.15              71,655         Ser A        $1.33             C/W
One Palmer Square, Suite 515
Princeton, NJ 08542
Fax: (609) 683-9789
---------------------------------------------------------------------------------------------------------------------------------
DOMAIN PARTNERS III., L.P.                    2,754,698.66           2,071,202         Ser A        $1.33             C/W
One Palmer Square, Suite 515
Princeton, NJ 08542
Fax: (609) 683-9789
---------------------------------------------------------------------------------------------------------------------------------
BIOTECHNOLOGY INVESTMENTS LIMITED             1,899,999.43           1,428,571         Ser A        $1.33             C/W
One Palmer Square, Suite 515
Princeton, NJ 08542
Fax: (609)683-9789
---------------------------------------------------------------------------------------------------------------------------------
KEVIN J. KINSELLA                                   49,998.69              37,593      Ser A        $1.33             C/W
Avalon Ventures
1020 Prospect Street, Suite 405
La Jolla, CA  92037
Fax:  (619) 454-5329
---------------------------------------------------------------------------------------------------------------------------------
ROGER Y. TSIEN                                     199,500.00             150,000      Ser A        $1.33             C/W
8535 Nottingham Place
La Jolla, CA  92037
Fax: (619) 534-5270
---------------------------------------------------------------------------------------------------------------------------------
THERESA E. GLOBE                                    50,540.00              38,000      Ser A        $1.33             C/W
142 Bessborough Drive
Toronto, Ontario M4G3J6
Fax: (416) 864-3361
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT OF              SHARES                      PRICE PER        METHOD OF
SHAREHOLDER                                    INVESTMENT            PURCHASED         CLASS        SHARE           PAYMENT(1)
---------------------------------------------------------------------------------------------------------------------------------
CHARLES S. ZUKER                               79,800.00              60,000           Ser A        $1.33             C/W
UCSD
Cellular & Molecular Medicine West
La Jolla, CA  92037
Fax: (619) 534-8510
---------------------------------------------------------------------------------------------------------------------------------
MICHAEL G. ROSENFELD                           29,999.48              22,556           Ser A        $1.33             C/W
UCSD
Eukaryotic Regulatory Biology Program
Room 345 C.M.M.
9500 Gilman Drive
La Jolla, CA  92093
Fax: (619) 534-8180
---------------------------------------------------------------------------------------------------------------------------------
JOHN A. PORCO, JR.                              4,999.47               3,759           Ser A        $1.33             C/W
Argonaut Technologies, Inc.
887-G Industrial Rd., Ste. G
San Carlos, CA  94070-3305
Fax: (415) 598-1359
---------------------------------------------------------------------------------------------------------------------------------
LUBERT STRYER                                  37,499.35              28,195           Ser A        $1.33             C/W
843 Sonoma Terrace
Stanford, CA  94305
Fax: (415) 498-5351
---------------------------------------------------------------------------------------------------------------------------------
ANDREA S. STRYER                               37,499.35              28,195           Ser A        $1.33             C/W
843 Sonoma Terrace
Stanford, CA  94305
Fax: (415) 498-5351
---------------------------------------------------------------------------------------------------------------------------------
ADRIAN J.R. LANGINGER                          53,200.00              40,000           Ser A        $1.33             C/W
c/o WALTER LUTOLF
ATAG Vermogensverwaltung AG
8022 Zurich
Bleicherweg 21
Postfach 5272
Fax: 01-202 33 49
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT OF              SHARES                      PRICE PER        METHOD OF
SHAREHOLDER                                    INVESTMENT            PURCHASED         CLASS        SHARE           PAYMENT(1)
---------------------------------------------------------------------------------------------------------------------------------
GC&H INVESTMENTS                                49,998.69              37,593          Ser A        $1.33             C/W
Cooley Godward Castro Huddleson & Tatum
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Fax: (619) 453-3555
---------------------------------------------------------------------------------------------------------------------------------
NORMAND F. SMITH                                24,998.68              18,796          Ser A        $1.33             C/W
Perkins, Smith & Cohen
One Beacon Street
Boston, MA  02108-3106
Fax: (617) 854-4040
---------------------------------------------------------------------------------------------------------------------------------
HUGH Y. RIENHOFF, JR.                            4,999.47               3,759          Ser A        $1.33             C/W
New Enterprise Associates
1119 St. Paul Street
Baltimore, MD 21202
Fax: (410) 752-7721
---------------------------------------------------------------------------------------------------------------------------------
JANICE THOMPSON                                  9,998.94               7,518          Ser A        $1.33             C/W
P.O. Box 3471
16360 La Gracia
Rancho Santa Fe, CA  92067
Fax: (619) 756-4320
---------------------------------------------------------------------------------------------------------------------------------
THE GREENE FAMILY TRUST                         24,998.68              18,796          Ser A        $1.33             C/W
C/O HOWARD E. GREENE, JR.
9373 Towne Centre Drive
San Diego, CA 92121
Fax: (619) 552-2212
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TIMOTHY J. RINK                                 24,998.68              18,796          Ser A        $1.33             C/W
5666 La Jolla Boulevard, #5
La Jolla, CA  92037
Fax: (619) 454-5329
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PACKARD INSTRUMENT COMPANY, INC.               999,999.00             555,555          Ser B        $1.80             C/W
800 Research Parkway
Meriden, CT  06450
Fax: (203) 235-1347
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

---------------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT OF              SHARES                      PRICE PER        METHOD OF
SHAREHOLDER                                    INVESTMENT            PURCHASED         CLASS        SHARE           PAYMENT(1)
---------------------------------------------------------------------------------------------------------------------------------
SEQUANA THERAPEUTICS, INC.                      1,500,000.00             750,000       Ser C        $2.00             C/W
11099 North Torrey Pines Rd., Ste. 160
La Jolla, CA  92037
Fax: (619) 452-6653
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HAMBRECHT & QUIST GROUP                           499,998.60             277,777       Ser B        $1.80             C/W
230 Park Ave., 21st Fl.
New York, NY  10169
Attn: Dennis J. Purcell
Fax: (212) 207-1519
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TOTALS                                        $16,618,020.55          11,822,447
---------------------------------------------------------------------------------------------------------------------------------

1 "C/W" indicates check or wire transfer; "CD" indicates cancellation of indebtedness.

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT D

                        FORM OF MANAGEMENT RIGHTS LETTER

                                    EXHIBIT E

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT F

            FORM OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                    EXHIBIT G

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL